Exhibit 10.4

EXECUTION VERSION

GUARANTEE AND COLLATERAL AGREEMENT

made by

VCPH HOLDING CORP.

WOLVERINE HEALTHCARE ANALYTICS, INC.

and certain of their Subsidiaries

in favor of

JPMORGAN CHASE BANK, N.A.,

as Administrative Agent

Dated as of June 6, 2012

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6.6	Code and Other Remedies	19
6.7	Registration Rights	20
6.8	Subordination	21
6.9	Deficiency	21
6.10	Grant of Intellectual Property License	21

SECTION 7.	THE ADMINISTRATIVE AGENT	21
7.1	Administrative Agent’s Appointment as Attorney-in-Fact, etc.	21
7.2	Duty of Administrative Agent	23
7.3	Execution of Financing Statements	23
7.4	Authority of Administrative Agent	23

SECTION 8.	MISCELLANEOUS	24
8.1	Amendments in Writing	24
8.2	Notices	24
8.3	No Waiver by Course of Conduct; Cumulative Remedies	24
8.4	Enforcement Expenses; Indemnification	24
8.5	Successors and Assigns	24
8.6	Set-Off	24
8.7	Counterparts	25
8.8	Severability	25
8.9	Section Headings	25
8.10	Integration	25
8.11	GOVERNING LAW	25
8.12	Submission To Jurisdiction; Waivers	25
8.13	Acknowledgements	25
8.14	Additional Grantors	26
8.15	Rights Relating to the Collateral	26
8.16	Releases	26
8.17	WAIVER OF JURY TRIAL	26

SCHEDULES

Schedule 1	Notice Addresses
Schedule 2	Investment Property
Schedule 3	Perfection Matters
Schedule 4	Jurisdictions of Organization and Chief Executive Offices
Schedule 5	Inventory and Equipment Locations
Schedule 6	Intellectual Property
Schedule 7	Material Government Contracts

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GUARANTEE AND COLLATERAL AGREEMENT

GUARANTEE AND COLLATERAL AGREEMENT, dated as of June 6, 2012, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the “Grantors”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of June 6, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among VCPH Holding Corp. (“Holdings”) Wolverine Healthcare Analytics, Inc. (the “Borrower”) (subject to the contemplated merger of the Borrower with and into Thomson Reuters (Healthcare) Inc. (“TRHI”) with TRHI surviving the merger as a wholly owned subsidiary of Holdings, whereupon TRHI will accede to this Agreement), Morgan Stanley Senior Funding, Inc. and UBS Securities LLC, as co-documentation agents, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

WHEREAS, the Borrower is a direct wholly owned Subsidiary of Holdings;

WHEREAS, the proceeds of the extensions of credit under the Credit Agreement will be used in part to finance the Acquisition, and otherwise for general corporate purposes of the Borrower, including the operation of the businesses of the Borrower and the Grantors;

WHEREAS, each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

WHEREAS, it is a condition precedent to the obligation of the Lenders to make their respective extensions of credit to the Borrower under the Credit Agreement that each Grantor shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Secured Parties;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Secured Parties, as follows:

SECTION 1. DEFINED TERMS

1.1 Definitions. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms are used herein as defined in Article 8 or 9 of the New York UCC: Accounts, Certificated Security, Chattel Paper, Commercial Tort Claims, Documents, Equipment, Farm Products, Fixtures, General Intangibles, Goods, Instruments, Inventory, Letter-of-Credit Rights, Records and Supporting Obligations.

(b) The following terms shall have the following meanings:

“Actual Knowledge”: with respect to a Grantor, the actual knowledge of the chief executive officer, president, chief financial officer, treasurer, comptroller or general counsel of the Borrower or such Grantor.

“Agreement”: this Guarantee and Collateral Agreement, as the same may be amended, restated, replaced, supplemented or otherwise modified from time to time.

“Borrower Obligations”: the collective reference to the unpaid principal of and interest on the Loans and Reimbursement Obligations and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans and Reimbursement Obligations and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Specified Swap Agreement or Specified Cash Management Agreement, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, the Credit Agreement, this Agreement, the other Loan Documents, any Letter of Credit, any Specified Swap Agreement or any Specified Cash Management Agreement, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable and documented fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the Loan Documents).

“Collateral”: as defined in Section 3.

“Collateral Account”: any collateral account established by the Administrative Agent as provided in Section 6.1 or 6.4.

“Contract”: any written agreement, contract, subcontract, purchase order, arrangement, obligation or commitment to which a party is bound.

“Copyrights”: all copyrights, published and unpublished original works of authorship (including software to the extent it constitutes an original work of authorship) fixed in any tangible media (including, without limitation, those registered copyrights listed in Schedule 6 as such schedule may be amended or supplemented from time to time), and registrations and applications therefor, and all renewals, extensions, restorations, and reversions thereof.

“Deposit Account”: as defined in the Uniform Commercial Code of any applicable jurisdiction and, in any event, including, without limitation, any demand, time, savings, passbook or like account maintained with a depositary institution.

“Government Contract”: any Contract to which a Grantor is a party and a counterparty is the United States Government to the extent such Contract involves the performance of services or delivery of Goods by or on behalf of such Loan Party to the United States Government.

“Guarantor Obligations”: with respect to any Guarantor, all obligations and liabilities of such Guarantor which may arise under or in connection with this Agreement (including, without limitation, Section 2) or any other Loan Document, any Specified Swap Agreement or any Specified Cash Management Agreement to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all reasonable and documented fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

“Guarantors”: the collective reference to each Grantor other than the Borrower.

“Intellectual Property”: the collective reference to all intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Patents, the Trademarks and the Trade Secrets, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

“Intercompany Note”: any promissory note evidencing loans made by any Grantor to Holdings or any of its Subsidiaries.

“Investment Property”: the collective reference to (i) all “investment property” as such term is defined in Section 9-102(a)(49) of the New York UCC (other than any stock excluded from the definition of “Pledged Stock”) and (ii) whether or not constituting “investment property” as so defined, all Pledged Notes and all Pledged Stock.

“Issuers”: the collective reference to each issuer of any Investment Property.

“Material Government Contracts”: each Government Contract:

(i)	having a duration of one year or greater,

(ii)	involving aggregate consideration payable (or expected gross revenue) by the applicable governmental entity to the applicable Grantor of $5,000,000 or more per annum, including base period plus priced options (or a lesser amount to the extent necessary to ensure that Material Government Contracts include Government Contracts that yield, in aggregate, at least 90% of the consolidated gross revenue of the Borrower and its Subsidiaries per annum); and

(iii)	which are not subject to the provisions of Federal Acquisition Regulation 52.232-24 or any successor provision;

provided that “Material Government Contracts” shall not include any contract the existence of which may not be disclosed to the Secured Parties under applicable law, rule or regulations. The Material Government Contracts existing on the Closing Date are listed on Schedule 7.

“New York UCC”: the Uniform Commercial Code as from time to time in effect in the State of New York.

“Obligations”: (i) in the case of the Borrower, the Borrower Obligations, and (ii) in the case of each Guarantor, its Guarantor Obligations.

“paid in full” or “payment in full” or “pay such amounts in full”: the payment in full in cash of the Obligations, including the unpaid principal of and accrued interest (including interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) on all

Obligations, and, with respect to Letters of Credit outstanding, delivery of cash collateral in an amount not less than 105% of the aggregate undrawn face amount thereof or backstop letters of credit from issuing lenders satisfactory to the Administrative Agent in respect thereof in an amount not less than 105% of the aggregate undrawn face amount thereof in compliance with the Loan Documents, after or concurrently with termination of all Commitments and payment in full in cash of all fees, expenses and other amounts constituting Obligations.

“Patents”: all technology, inventions and discoveries, whether patentable or not (including, without limitation, those listed on Schedule 6 as such schedule may be amended or supplemented from time to time), and all patents and applications therefor, including divisionals, continuations, continuations-in-part, renewals, extensions, reissues and reexaminations.

“Pledged Notes”: all promissory notes listed on Schedule 2 (as such schedule may be amended or supplemented from time to time), all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

“Pledged Stock”: the shares of Capital Stock listed on Schedule 2 (as such schedule may be amended or supplemented from time to time), together with any other shares, stock certificates, options, interests or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect; provided that in no event shall stock of a (x) CFC, (y) Domestic Subsidiary of a CFC or (z) CFC Holdco constitute Pledged Stock (except, in each case, non-voting stock and 66% of the total outstanding voting Capital Stock thereof held directly by a Grantor).

“Proceeds”: all “proceeds” as such term is defined in Section 9-102(a)(64) of the New York UCC and, in any event, shall include, without limitation, all dividends or other income from the Investment Property, collections thereon or distributions or payments with respect thereto.

“Receivable”: any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

“Registered”: issued by, registered with, renewed by or the subject of a pending application before any governmental entity or Internet domain name registrar.

“Secured Parties”: the collective reference to the Administrative Agent, the Lenders and any affiliate of any Lender to which Borrower Obligations or Guarantor Obligations, as applicable, are owed.

“Securities Act”: the Securities Act of 1933, as amended.

“Trademarks”: all trademarks, trade names, logos, service marks, and other indicia of origin, all registrations and applications for any of the foregoing, and all goodwill associated therewith and symbolized thereby (including, without limitation, those registered trademarks listed on Schedule 6 as such schedule may be amended or supplemented from time to time), including all renewals of same.

“Trade Secrets”: all know-how and proprietary or confidential information that qualify as protectable trade secrets under applicable law.

“United States Government”: the federal government of the United States and any agencies, instrumentalities and departments thereof.

“Vehicles”: all cars, trucks, trailers, construction and earth moving equipment and other vehicles covered by a certificate of title law of any state and appurtenances to any of the foregoing.

1.2 Other Definitional Provisions. (a) The words “hereof,” “herein”, “hereto” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

(b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor’s Collateral or the relevant part thereof.

SECTION 2. GUARANTEE

2.1 Guarantee. (a) Each of the Guarantors hereby, jointly and severally, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Borrower Obligations.

(b) Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Guarantor under applicable federal and state laws relating to fraudulent conveyances or transfers or the insolvency of debtors (after giving effect to the right of contribution established in Section 2.2).

(c) Each Guarantor agrees that the Borrower Obligations may at any time and from time to time exceed the amount of the liability of such Guarantor hereunder without impairing the guarantee of such Grantor contained in this Section 2 or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(d) The guarantee contained in this Section 2 shall remain in full force and effect until all the Borrower Obligations and the obligations of each Guarantor under the guarantee contained in this Section 2 shall have been satisfied by payment in full, notwithstanding that from time to time during the term of the Credit Agreement the Borrower may be free from any Borrower Obligations, subject to the right of a Guarantor to be released from its obligations under this Agreement pursuant to Section 8.15(b).

(e) No payment made by the Borrower, any of the Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from the Borrower, any of the Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Borrower Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Guarantor hereunder which shall, notwithstanding any such payment (other than any payment made by such Guarantor in respect of the Borrower Obligations or any payment received or collected from such Guarantor in respect of the Borrower Obligations), remain liable for the Borrower Obligations up to the maximum liability of such Guarantor hereunder until the Borrower Obligations are paid in full.

2.2 Right of Contribution. Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder, such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder which has not paid its proportionate share of such payment. Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 2.3. The provisions of this Section 2.2 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

2.3 No Subrogation. Notwithstanding any payment made by any Guarantor hereunder or any set-off or application of funds of any Guarantor by the Administrative Agent or any Lender, no Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or any other Guarantor or any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Borrower Obligations, nor shall any Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower or any other Guarantor in respect of payments made by such Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Borrower Obligations are paid in full. If any amount shall be paid to any Guarantor on account of such subrogation rights at any time when all of the Borrower Obligations shall not have been paid in full, such amount shall be held by such Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Guarantor, and shall, forthwith upon receipt by such Guarantor, be turned over to the Administrative Agent in the exact form received by such Guarantor (duly indorsed by such Guarantor to the Administrative Agent, if required), to be applied against the Borrower Obligations, whether matured or unmatured, in accordance with the Loan Documents.

2.4 Amendments, etc. with respect to the Borrower Obligations. Each Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Guarantor and without notice to or further assent by any Guarantor, any demand for payment of any of the Borrower Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender and any of the Borrower Obligations continued, and the Borrower Obligations, or the liability of any other Person upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented, replaced or terminated, in whole or in part, as the Administrative Agent (or the Required Lenders, Majority Facility Lenders or all Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Borrower Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Borrower Obligations or for the guarantee contained in this Section 2 or any property subject thereto.

2.5 Guarantee Absolute and Unconditional. Each Guarantor waives (to the extent not prohibited by applicable law) any and all notice of the creation, renewal, extension or accrual of any of the Borrower Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon the guarantee contained in this Section 2 or acceptance of the guarantee contained in this Section 2;

the Borrower Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon the guarantee contained in this Section 2; and all dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon the guarantee contained in this Section 2. Each Guarantor waives (to the extent not prohibited by applicable law) diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower or any of the Guarantors with respect to the Borrower Obligations. Each Guarantor understands and agrees that the guarantee of such Guarantor contained in this Section 2 shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity or enforceability of the Credit Agreement or any other Loan Document, any of the Borrower Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Borrower or any other Person against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or such Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Borrower Obligations, or of such Guarantor under the guarantee contained in this Section 2, in bankruptcy or in any other instance. When making any demand hereunder or otherwise pursuing its rights and remedies hereunder against any Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on or otherwise pursue such rights and remedies as it may have against the Borrower, any other Guarantor or any other Person or against any collateral security or guarantee for the Borrower Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to make any such demand, to pursue such other rights or remedies or to collect any payments from the Borrower, any other Guarantor or any other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower, any other Guarantor or any other Person or any such collateral security, guarantee or right of offset, shall not relieve any Guarantor of any obligation or liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against any Guarantor. For the purposes hereof “demand” shall include the commencement and continuance of any legal proceedings.

2.6 Reinstatement. The guarantee contained in this Section 2 shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Borrower Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of the Borrower or any Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, the Borrower or any Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

2.7 Payments. Each Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim in Dollars at the Funding Office.

SECTION 3. GRANT OF SECURITY INTEREST

Each Grantor hereby grants to the Administrative Agent, for the ratable benefit of the Secured Parties, a security interest in all of such Grantor’s right, title and interest in and to the following property now owned or at any time hereafter acquired by such Grantor or in which such Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the “Collateral”), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor’s Obligations:

(a) all Accounts;

(b) all Chattel Paper;

(c) all Contracts;

(d) all Deposit Accounts;

(e) all Documents (other than title documents with respect to Vehicles, except as set forth in clause (n) below);

(f) all Equipment;

(g) all Fixtures;

(h) all General Intangibles;

(i) all Instruments;

(j) all Intellectual Property;

(k) all Inventory;

(l) all Investment Property;

(m) all Letter-of-Credit Rights;

(n) upon the making of a request by the Administrative Agent pursuant to Section 5.11 hereof, all Vehicles and title documents with respect to Vehicles;

(o) all Commercial Tort Claims specified on Schedule 3.1 (as such schedule may be amended or supplemented from time to time);

(p) all other property not otherwise described above (except for any property specifically excluded from any clause in this section above, and any property specifically excluded from any defined term used in any clause of this section above);

(q) all books and Records pertaining to the Collateral; and

(r) to the extent not otherwise included, all Proceeds, Supporting Obligations and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing;

provided, however, that notwithstanding any of the other provisions set forth herein or any other Loan Document to the contrary, the term “Collateral” shall not include and this Agreement shall not constitute a grant of a security interest in (i) any property to the extent that such grant of a security interest (A) is prohibited by any Requirements of Law, (B) requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination (other than by Holdings or any of its Subsidiaries) of or requires any consent not obtained under, any contract, lease, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property, Pledged Stock or Pledged Note, any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, lease, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under applicable law; provided that proceeds or receivables in respect of any property described in this clause (B) shall be “Collateral” to the extent not prohibited by any Requirement of Law, or (C) would result in the invalidation thereof with respect to any intent-to-use Trademark application for which an amendment to allege use or statement of use has not been filed under 15 U.S.C. § 1051(d), respectively, or if filed, has not been deemed in conformance with 15 U.S.C. § 1051(a) or examined and accepted, respectively, by the United States Patent and Trademark Office, solely to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law, (ii) any Deposit Accounts and Securities Accounts in which funds are maintained and used, in the ordinary course of business, solely for the payment of salaries and wages, workers’ compensation, 401K, health and welfare plans and similar expenses, (iii) any other asset for which the cost of obtaining or causing a Grantor to grant a security interest in such asset is excessive in relation to the benefit or value of the security that would be afforded thereby to the Secured Parties as determined by the Administrative Agent in its sole discretion, (iv) stock of a (A) CFC, (B) Domestic Subsidiary of a CFC or (C) CFC Holdco (except, in each case, non-voting stock and 66% of the total outstanding voting Capital Stock thereof held directly by a Grantor), (v) assets owned by any Grantor on the date hereof or hereafter acquired that are subject to a Lien permitted to be incurred or outstanding pursuant to Section 7.3(g), (k) or (o) of the Credit Agreement if the contract or agreement in which such Lien is granted (or the documentation providing for such Lien) prohibits the creation by such Grantor of a security interest or Lien thereon or requires the consent of any Person other than Holdings and its Subsidiaries as a condition to the creation of any other security interest or Lien on such assets or if such contract would be breached or give any party other than Holdings and its Subsidiaries any right to terminate as a result of creation of such security interest or Lien and (vi) stock of any joint venture (or a holding company parent thereof), including any JV Subsidiary, to the extent not required to be pledged pursuant to the Credit Agreement or to the extent such assignment, pledge or grant requires, pursuant to the constituent documents of such JV Subsidiary or joint venture, shareholder or like agreement binding on any shareholder, partner or member of such Person, the consent of any governing body, shareholder, partner or member of such Person (other than Holdings or any of its Affiliates) and such consent shall not have been obtained after the use of commercially reasonable efforts.

SECTION 4. REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

4.1 Title; No Other Liens. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Secured Parties pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement (“Permitted Liens”), such Grantor owns each item of the Collateral material to the operations of the Business free and clear of any and all Liens. For the avoidance of doubt, it is understood and agreed that any Grantor may, as part of its business, grant licenses in the ordinary course of business to third parties to use Intellectual Property owned or developed by a Grantor. For purposes of this Agreement and the other Loan Documents, such licensing activity shall not constitute a “Lien” on such Intellectual Property. Each of the Administrative Agent and each

Lender understands that any such licenses may be exclusive to the applicable licensees, and such exclusivity provisions may limit the ability of the Administrative Agent to utilize, sell, lease or transfer the related Intellectual Property or otherwise realize value from such Intellectual Property pursuant hereto.

4.2 Perfected First Priority Liens. The security interests granted pursuant to this Agreement, upon execution and delivery of this Agreement by the parties hereto, will create in favor of the Administrative Agent, for the benefit of the Secured Parties, a valid and enforceable security interest in the Collateral and (a) when the Collateral constituting Instruments, tangible Chattel Paper and certificated Pledged Stock and Pledged Notes is delivered to the Administrative Agent, together with instruments of transfer duly endorsed in blank, the security interest created under this Agreement will constitute a perfected first priority security interest in all right, title and interest of the Grantors in such Collateral, subject only to Permitted Liens, (b) with respect to Collateral consisting of Registered United States Intellectual Property, when filings substantially in the form of Annex 2 have been made at the United States Patent and Trademark Office and the United States Copyright Office, as applicable will constitute a perfected first priority security interest in all Registered United States Intellectual Property to the extent perfection can be obtained by such filings and (c) upon the filing of all Uniform Commercial Code financing statements, naming each Grantor as “debtor” and the Administrative Agent as “secured party” and describing the Collateral as “all property”, “all assets” or “all personal property”, in the appropriate filing offices for each such Grantor, the security interest created under this Agreement will constitute a perfected first priority security interest in all right, title and interest of the Grantors in the remaining Collateral to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, except for rights secured by Permitted Liens and the exceptions set forth in the Credit Agreement, or the schedules thereto.

4.3 Jurisdiction of Organization; Chief Executive Office. On the date hereof, such Grantor’s jurisdiction of organization, identification number from the jurisdiction of organization (if any), and the location of such Grantor’s chief executive office or principal place of business as the case may be, are specified on Schedule 4. Such Grantor has furnished to the Administrative Agent a certified charter, certificate of incorporation or other organization document and long-form good standing certificate as of a date which is recent to the date hereof.

4.4 Inventory and Equipment. On the date hereof, the Inventory and the Equipment (other than mobile goods) are kept at the locations listed on Schedule 5.

4.5 Farm Products. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

4.6 Investment Property. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all the issued and outstanding shares of all classes of the Capital Stock of each Issuer owned by such Grantor (except in the case of an Issuer that is a CFC, Domestic Subsidiary of a CFC or a CFC Holdco, in which case the Pledged Stock will only consist of the non-voting stock and 66% of the outstanding voting Capital Stock thereof held directly by a Grantor).

(b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and non-assessable.

(c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of the obligor with respect thereto, enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Notes and Pledged Stock pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

4.7 Receivables. No amount in excess of $250,000 that is payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument or tangible Chattel Paper which has not been delivered to the Administrative Agent.

4.8 Material Government Contracts. (a) Schedule 7 lists all Material Government Contracts to which the Borrower or any of its Subsidiaries is a party on the date hereof.

(b) No consent of any party (other than such Grantor) to any Material Government Contract is required, or purports to be required, in connection with the execution, delivery and performance of this Agreement, except as has been obtained or will be obtained in connection with any Assignments of Claims submitted in accordance with Section 5.7(e) of this Agreement.

(c) Each Material Government Contract is in full force and effect and constitutes a valid and legally enforceable obligation of the parties thereto, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(d) None of the Material Government Contracts prohibit the novation of the contract in accordance with the Assignment of Claims Act, 31 U.S.C. 3727, 41 U.S.C. 15, and the Grantors will submit the documentation required under the Assignment of Claims Act to the U.S. Government seeking approval of the novation of each such Material Government Contract.

(e) Neither such Grantor nor (to the best of such Grantor’s knowledge) any of the other parties to the Material Government Contracts is in default in the performance or observance of any of the terms thereof.

(f) To best of each such Grantor’s knowledge, the right, title and interest of such Grantor in, to and under the Material Government Contracts are not subject to any defenses, offsets, counterclaims or claims.

(g) Subject to Section 6.12 of the Credit Agreement, such Grantor has delivered to the Administrative Agent a complete and correct copy of each Material Government Contract, including all amendments, supplements and other modifications thereto to the extent permitted by law.

(h) No amount in excess of $250,000 that is payable to such Grantor under or in connection with any Material Government Contract is evidenced by any Instrument or Chattel Paper which has not been delivered to the Administrative Agent.

4.9 Intellectual Property. (a) Schedule 4.9(a) lists (i) all Registered United States Patents and Trademarks owned by such Grantor in its own name on the date hereof, and (ii) Registered United States Copyrights, as set forth therein.

(b) On the date hereof, to such Grantor’s Actual Knowledge, all material Intellectual Property owned by such Grantor is valid, subsisting, and unexpired, and has not been abandoned and is not being infringed by any other Person.

(c) No holding, decision or judgment has been rendered by any Governmental Authority against such Grantor which would limit or cancel the validity of, or such Grantor’s rights in, any Intellectual Property owned by such Grantor in any respect that could reasonably be expected to have a Material Adverse Effect.

(d) No claim, action or proceeding is pending, or, to the knowledge of such Grantor, has been threatened in writing, on the date hereof (i) seeking to limit or cancel the validity of any Intellectual Property that is material to the operation of the Business or such Grantor’s ownership interest therein, or (ii) which, if such claim, action or proceeding resulted in an adverse decision, would reasonably be expected to have a material adverse effect on the value of any such Intellectual Property.

4.10 Commercial Tort Claims.

(a) On the date hereof, except to the extent described on Schedule 3.1, no Grantor has rights in any Commercial Tort Claim with potential value in excess of $1,000,000.

(b) Upon the filing of a financing statement identifying the Commercial Tort Claim referred to in Section 5.9 hereof against such Grantor in the jurisdiction specified in Schedule 3 hereto, the security interest granted in such Commercial Tort Claim will constitute a valid perfected security interest in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, as collateral security for such Grantor’s Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase such Collateral from Grantor, which security interest shall be prior to all other Liens on such Collateral except for unrecorded liens permitted by the Credit Agreement which have priority over the Liens on such Collateral by operation of law.

SECTION 5. COVENANTS

Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Obligations shall have been paid in full:

5.1 Delivery of Instruments, Certificated Securities and Chattel Paper. If any amount in excess of $250,000 that is payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument, Certificated Security or tangible Chattel Paper, such Instrument, Certificated Security or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

5.2 Maintenance of Insurance. (a) Such Grantor will maintain, or cause to be maintained, insurance coverage as required by Section 6.5 of the Credit Agreement, such policies to be in such form and amounts and having such coverage as may be reasonably satisfactory to the Administrative Agent.

(b) All such insurance shall, except as otherwise reasonably determined by the Administrative Agent, (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) insure such Grantor and the Secured Parties against liability for personal injury and property damage relating to the Collateral, (iii) name the Administrative Agent as insured party and loss payee and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

5.3 Maintenance of Perfected Security Interest; Further Documentation. (a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in Section 4.2 and shall defend such security interest against the claims and demands of all Persons whomsoever, subject to the rights of such Grantor under the Loan Documents to dispose of the Collateral or incur Liens permitted by the Credit Agreement.

(b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time supplements to the schedules further updating or identifying and describing the assets and property of such Grantor as the Administrative Agent may reasonably request, all in reasonable detail.

(c) Subject to Section 5.11, at any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, (i) filing any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby, (ii) filing Intellectual Property Short Form Security Agreements substantially in the form of Annex 2 hereof and (iii) in the case of Investment Property, Deposit Accounts, Letter-of-Credit Rights and any other relevant Collateral, taking any actions necessary to enable the Administrative Agent to obtain “control” (within the meaning of the applicable Uniform Commercial Code) with respect thereto; provided that this clause (iii) shall not require any Grantor (x) to enter into any control agreement with respect to any Deposit Account or Securities Account or (y) to take any action (other than the filing of a Uniform Commercial Code financing statement) with respect to any Letter-of-Credit Right with a value individually of less than $250,000.

5.4 Changes in Name, etc. Such Grantor will not, except upon 15 days’ prior written notice to the Administrative Agent and delivery to the Administrative. Agent of all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein, (i) change its jurisdiction of organization or the location of its chief executive office or principal place of business from that referred to in Section 4.3 or (ii) change its name.

5.5 Notices. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

(a) any Lien (other than security interests created hereby or Permitted Liens) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

(b) of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of all of the Collateral taken as a whole or on the security interests created hereby.

5.6 Investment Property. (a) If such Grantor shall become entitled to receive or shall receive any certificate (including, without limitation, any certificate representing a dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Secured Parties, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Obligations. At any time after the occurrence and during the continuation of an Event of Default, upon request by the Administrative Agent any sums paid upon or in respect of the Investment Property upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations, and in case any distribution of capital shall be made on or in respect of the Investment Property or any property shall be distributed upon or with respect to the Investment Property pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Obligations. If any sums of money or property so paid or distributed in respect of the Investment Property shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor, as additional collateral security for the Obligations. This Section 5.6(a) shall be subject in all respects to the limitations set forth in Section 4.6.

(b) Without the prior written consent of the Administrative Agent, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any Capital Stock of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any Capital Stock of any nature of any Issuer, (ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Investment Property or Proceeds thereof, (iii) create, incur or permit to exist any Lien (other than Permitted Liens) or option in favor of, or any claim of any Person with respect to, any of the Investment Property or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Investment Property or Proceeds thereof, in each case, except pursuant to any transactions that would not violate the Credit Agreement, this Agreement or any other Loan Document.

(c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Investment Property issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 5.6(a) with respect to the Investment Property issued by it and (iii) the terms of Sections 6.3(c) and 6.7 shall apply to it, mutatis mutandis, with respect to all actions that may be required of it pursuant to Section 6.3(c) or 6.7 with respect to the Investment Property issued by it.

5.7 Material Government Contracts. (a) Such Grantor will perform and comply in all material respects with all its obligations under the Material Government Contracts.

(b) Such Grantor will not amend, modify, terminate (prior to the stated expiration date) or waive any provision of any Material Government Contract in any manner which could reasonably be expected to materially adversely affect the aggregate value of all Material Government Contracts, taken as a whole, as Collateral.

(c) Such Grantor will exercise promptly and diligently each material right which it may have under each Material Government Contract (other than any right of termination).

(d) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it from any party that owes obligations relating to any Material Government Contract that contests the validity or enforceability of such Contract to the extent that disclosure of such document is not prohibited by law.

(e) Such Grantor shall (i) on each date that the Borrower is required to deliver financial statements pursuant to Section 6.1(a) or (b) of the Credit Agreement, deliver to the Administrative Agent an update and supplement to Schedule 7, identifying any new Material Government Contracts entered into since the last date financial statements were delivered pursuant to Section 6.1(a) and (b) of the Credit Agreement (or, with respect to the first such date financial statements are delivered pursuant to such Sections, since the date hereof), and (ii) within fifteen days of such notice or, in the case of the Material Government Contracts existing on the Closing Date, within ninety days of the Closing Date, deliver to the Administrative Agent such documentation reasonably necessary to comply with the Assignment of Claims Act of 1940 with respect to the assignment of the right of payment in respect of all Material Government Contracts. The Administrative Agent shall not submit such documentation to any applicable Governmental Authority unless an Event of Default has occurred and is continuing. In such event, each such Grantor shall cooperate with the Administrative Agent to facilitate the submission of such documentation and use commercially reasonably efforts to obtain the consent of the applicable Governmental Authority party to each such Material Government Contract in respect of the assignment of such claims, but any failure to receive such consent shall not constitute a Default.

5.8 Intellectual Property. (a) Such Grantor (either itself or through licensees) will use commercially reasonable efforts to (i) use any material Registered Trademark owned by such Grantor in a manner that would not result in abandonment of such Trademark, (ii) maintain as in the past the quality of products and services offered under such material Registered Trademark, (iii) use such material Registered Trademark with all notices and legends required by applicable Requirements of Law, and (iv) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby such material Trademark may become invalidated.

(b) Except as permitted pursuant to Section 5.8(i), such Grantor will use commercially reasonable efforts not to do any act, or knowingly omit to do any act, whereby any material issued letter Patent may become forfeited, abandoned or dedicated to the public, except at the end of the life of such Patent.

(c) Such Grantor will use commercially reasonable efforts not to (and will use commercially reasonable efforts not to permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material Copyright may become invalidated or abandoned.

(d) Such Grantor will not intentionally infringe the Intellectual Property of any other Person.

(e) Such Grantor has taken commercially reasonable steps to safeguard its Trade Secrets and, to its Actual Knowledge, none of the Trade Secrets owned by such Grantor has been used, divulged, or disclosed to any other Person other than such Grantor or its employees, agents, licensees or customers who are bound by confidentiality obligations that reasonably protect the interest of such Grantor.

(f) Such Grantor will notify the Administrative Agent and the Lenders immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any material adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor’s ownership of, or the validity of, any material Intellectual Property or such Grantor’s right to register the same or to own and maintain the same.

(g) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee acquires or becomes an exclusive licensee of any United States Intellectual Property application or registration, or files an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within thirty Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, an Intellectual Property Short Form Security Agreement substantially in the form of Annex 2 hereof and any and all agreements, instruments, documents, and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Lenders’ security interest in the foregoing to the extent owned by or exclusively licensed by such Grantor.

(h) Such Grantor will take reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property owned by such Grantor, including, without limitation, filing, of applications for renewal, affidavits of use and affidavits of incontestability, and payment of maintenance fees, unless such Grantor decides, in its reasonable business judgment, not to pursue or maintain any such application or registration.

(i) In the event that, to the Actual Knowledge of such Grantor, any material Intellectual Property owned by such Grantor is infringed, misappropriated or diluted by a third party, such Grantor shall (i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such material Intellectual Property and (ii) promptly notify the Administrative Agent after it learns thereof.

5.9 Commercial Tort Claims. If such Grantor shall obtain an interest in any Commercial Tort Claim with a potential value in excess of $1,000,000, such Grantor shall within 30 days of obtaining such interest sign and deliver documentation acceptable to the Administrative Agent granting a security interest under the terms and provisions of this Agreement in and to such Commercial Tort Claim.

5.10 Receivables. To the extent permitted by applicable law, such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it from one or more parties that owe obligations in respect of Receivables to such Grantor contesting the validity or enforceability of more than 10% of the aggregate amount of all then outstanding Receivables of all Grantors taken as a whole.

5.11 Perfection of Assets Covered by Certificates of Title. Prior to the occurrence and continuance of any Event of Default, except to the extent perfection may be accomplished by the filing of financing statements under the Uniform Commercial Code, nothing herein shall obligate any Grantor to take any actions to perfect the security interest granted pursuant to this Agreement in any Vehicles or equipment or other property of any Grantor constituting Collateral covered by certificates of title (except if the aggregate value thereof for all Grantors is $500,000 or more, in which event, the applicable Grantors shall be required to notify the Administrative Agent promptly of their interest therein and to take the actions specified in the immediately succeeding sentence promptly following the request of the Administrative Agent). During the continuance of an Event of Default, promptly following the request of the Administrative Agent, all applications for certificates of title/ownership indicating the Administrative Agent’s security interest in any Vehicle or any other such property constituting Collateral covered by such certificate, and any other necessary documentation, shall be filed in each office in each jurisdiction which the Administrative Agent shall deem necessary to perfect its security interests in any such Vehicles or other such property constituting Collateral covered by certificates of title.

SECTION 6. REMEDIAL PROVISIONS

6.1 Certain Matters Relating to Receivables. (a) After the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the right with notice to the Borrower to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall, to the extent permitted by applicable law, furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications. At any time and from time to time after the occurrence and during the continuance of an Event of Default, upon the Administrative Agent’s request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

(b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor’s Receivables, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default. If required by the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, any payments of Receivables, when collected by any Grantor, (i) shall be forthwith (and, in any event, within two Business Days) deposited by such Grantor in the exact form received, duly indorsed by such Grantor to the Administrative Agent if required, in a Collateral Account maintained under the sole dominion and control of the Administrative Agent, subject to withdrawal by the Administrative Agent for the account of the Lenders only as provided in Section 6.5, and (ii) until so turned over, shall be held by such Grantor in trust for the Administrative Agent and the Secured Parties, segregated from other funds of such Grantor. Each such deposit of Proceeds of Receivables shall be accompanied by a report identifying in reasonable detail the nature and source of the payments included in the deposit.

(c) After the occurrence and during the continuance of an Event of Default, at the Administrative Agent’s request, each Grantor shall deliver to the Administrative Agent all original and other documents in its possession and control evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, as the Administrative Agent shall reasonably request and to the extent permitted by applicable law.

6.2 Communications with Obligors; Grantors Remain Liable. (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables and parties to the Contracts to verify with them to the Administrative Agent’s satisfaction the existence, amount and terms of any Receivables or Contracts.

(b) Upon the request of the Administrative Agent at any time after the occurrence and during the continuance of an Event of Default, each Grantor shall notify obligors on the Receivables and parties to the Contracts that the Receivables and the Contracts have been assigned to the Administrative Agent for the ratable benefit of the Secured Parties and that payments in respect thereof shall be made directly to the Administrative Agent.

(c) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables and Contracts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) or Contract by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) or Contract, to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

6.3 Pledged Stock and Pledged Notes. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall have given notice to the Borrower of the Administrative Agent’s intent to exercise its corresponding rights pursuant to Section 6.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes to the extent permitted in the Credit Agreement, and to exercise all voting and corporate or other organizational rights with respect to the Investment Property; provided, however, that no vote shall be cast or corporate or other organizational right exercised or other action taken which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

(b) If an Event of Default shall occur and be continuing and the Administrative Agent shall give notice of its intent to exercise such rights to the Borrower (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Investment Property and make application thereof to the Obligations in the order set forth in Section 6.5, and (ii) the Administrative Agent shall have the right to require that any or all of the Investment Property shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Investment Property at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Investment Property as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Investment Property upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate or other organizational structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Investment Property, and in connection therewith, the right to deposit and deliver any and all of the Investment Property with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) Each Grantor hereby authorizes and instructs each Issuer of any Investment Property pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Investment Property directly to the Administrative Agent after it has received written notice of the occurrence and continuance of an Event of Default from the Administrative Agent.

6.4 Proceeds to be Turned Over To Administrative Agent. In addition to the rights of the Administrative Agent and the Lenders specified in Section 6.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Secured Parties) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 6.5.

6.5 Application of Proceeds. If an Event of Default shall have occurred and be continuing the Administrative Agent shall apply all or any part of Proceeds constituting Collateral, whether or not held in any Collateral Account, and any proceeds of the guarantee set forth in Section 2, in payment of the Obligations in the following order:

First, to pay incurred and unpaid fees and expenses of the Administrative Agent under the Loan Documents;

Second, to the Administrative Agent, for application by it towards payment of amounts then due and owing and remaining unpaid in respect of the Obligations, pro rata among the Secured Parties according to the amounts of the Obligations then due and owing and remaining unpaid to the Secured Parties;

Third, to the Administrative Agent, for application by it towards prepayment of the Obligations until the Obligations have been paid in full, pro rata among the Secured Parties according to the amounts of the Obligations then held by the Secured Parties; and

Fourth, to the Borrower or to whomsoever may be lawfully entitled to receive the same, if any balance is remaining after the Obligations shall have been paid in full.

6.6 Code and Other Remedies. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Secured Parties, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent not prohibited by law), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released to the extent not prohibited by law. Each Grantor further agrees, at the Administrative Agent’s request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor’s premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 6.6, after deducting all reasonable costs and expenses of every kind incurred in connection therewith or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, including, without limitation, reasonable and documented attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in the order set forth in Section 6.5, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a)(3) of the New York UCC, need the Administrative Agent account for the surplus, if any, to any Grantor. To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

6.7 Registration Rights. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 6.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will use commercially reasonable efforts to cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its commercially reasonable efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are reasonably necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or “Blue Sky” laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

(b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

(c) Each Grantor agrees to use its commercially reasonable efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 6.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 6.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the . Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 6.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and (to the extent not prohibited by law) agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

6.8 Subordination. Each Grantor hereby agrees that, upon the occurrence and during the continuance of an Event of Default, unless otherwise agreed by the Administrative Agent, all Indebtedness owing by it to any Subsidiary of the Borrower shall be fully subordinated to the indefeasible payment in full in cash of such Grantor’s Obligations.

6.9 Deficiency. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Obligations and the reasonable fees and disbursements of any attorneys employed by the Administrative Agent to collect such deficiency.

6.10 Grant of Intellectual Property License. For the purpose of enabling the Administrative Agent to exercise the rights and remedies under this Agreement at such time as the Administrative Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby (a) grants to the Administrative Agent, for the benefit of the Administrative Agent and the Secured Parties, an irrevocable, nonexclusive license (exercisable without payment of royalty or other compensation to any Grantor) to use, license or sublicense any Intellectual Property now owned or hereafter acquired by such Grantor, and wherever the same may be located, and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof, the right to prosecute and maintain all Intellectual Property and the right to sue for past infringement of the Intellectual Property; and (b) irrevocably agrees that the Administrative Agent may sell any of such Grantor’s inventory directly to any person, including without limitation persons who have previously purchased the Grantor’s inventory from such Grantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Agreement, may sell inventory which bears any Trademark owned by or licensed to such Grantor and any inventory that is covered by any Copyright owned by or licensed to such Grantor and the Administrative Agent may finish any work in process and affix any Trademark owned by or licensed to such Grantor and sell such inventory as provided herein. Anything in this Section 6.10 to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights hereunder unless an Event of Default shall have occurred and be continuing.

SECTION 7. THE ADMINISTRATIVE AGENT

7.1 Administrative Agent’s Appointment as Attorney-in-Fact, etc. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

(i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or Contract or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or Contract or with respect to any other Collateral whenever payable;

(ii) in the case of any Registered United States Intellectual Property owned by such Grantor and any written license of Registered United States Intellectual Property to which any Grantor is an exclusive licensee, execute and deliver, and have recorded, Intellectual Property Short Form Security Agreements substantially in the form of Annex 2 hereof and any and all agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence the Administrative Agent’s and the Lenders’ security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

(iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

(iv) execute, in connection with any sale provided for in Section 6.6 or 6.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

(v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct; (2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral; (4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral; (5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral; (6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate; (7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent’s option and such Grantor’s expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent’s and the Lenders’ security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

Anything in this Section 7.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 7.1(a) unless an Event of Default shall have occurred and be continuing.

(b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

(c) The expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 7.1, together with interest thereon at a rate per annum equal to the highest rate per annum at which interest would then be payable on any category of past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

(d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

7.2 Duty of Administrative Agent. The Administrative Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent’s and the Lenders’ interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

7.3 Execution of Financing Statements. Pursuant to any applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. Each Grantor authorizes the Administrative Agent to use the collateral description “all personal property” in any such financing statements. Each Grantor hereby ratifies and authorizes the filing by the Administrative Agent of any financing statement with respect to the Collateral made prior to the date hereof.

7.4 Authority of Administrative Agent. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Secured Parties, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Secured Parties with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

SECTION 8. MISCELLANEOUS

8.1 Amendments in Writing. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except in accordance with Section 10.1 of the Credit Agreement.

8.2 Notices. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in Section 10.2 of the Credit Agreement; provided that any such notice, request or demand to or upon any Guarantor shall be addressed to such Guarantor at its notice address set forth on Schedule 1.

8.3 No Waiver by Course of Conduct; Cumulative Remedies. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 8.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

8.4 Enforcement Expenses; Indemnification. (a) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 10.5 of the Credit Agreement.

(b) The agreements in this Section 8.4 shall survive repayment of the Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

8.5 Successors and Assigns. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; provided that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

8.6 Set-Off. In addition to any rights and remedies of the Lenders provided by law, each Lender shall have the right following the occurrence and during the continuance of an Event of Default, without notice to any Grantor, any such notice being expressly waived by each Grantor to the extent permitted by applicable law, upon any Obligations becoming due and payable by any Grantor (whether at the stated maturity, by acceleration or otherwise), to apply to the payment of such Obligations, by setoff or otherwise, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender, any Affiliate thereof or any of their respective branches or agencies to or for the credit or the account of such Grantor. Each Lender agrees promptly to notify the relevant Grantor and the Administrative Agent after any such application made by such Lender, provided that the failure to give such notice shall not affect the validity of such application.

8.7 Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

8.8 Severability. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

8.9 Section Headings. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

8.10 Integration. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Secured Parties with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Secured Party relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

8.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

8.12 Submission To Jurisdiction; Waivers. Each Grantor hereby irrevocably and unconditionally:

(a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 8.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages;

8.13 Acknowledgements. Each Grantor hereby acknowledges that:

(a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

(b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

8.14 Additional Grantors. Each Subsidiary of the Borrower that is required to become, or that the Borrower desires to become, a party to this Agreement pursuant to Section 6.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

8.15 Rights Relating to the Collateral. Notwithstanding the security interests created and to be created pursuant to the Security Documents, unless otherwise provided in the Security Documents, the Grantors shall retain and be entitled to exercise all their respective rights relating to the Collateral subject to the terms and conditions of the Security Documents.

8.16 Releases. (a) At such time as the Loans, the Reimbursement Obligations and the other Obligations (other than Obligations in respect of Specified Swap Agreements and Specified Cash Management Agreements that are not then due and payable) shall have been paid in full, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall promptly deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and promptly execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

(b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Subsidiary Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; provided that the Borrower shall have delivered to the Administrative Agent, at least five Business Days prior to the date of the proposed release, a written request for release identifying the relevant Subsidiary Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

8.17 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

IN WITNESS WHEREOF, each of the undersigned has caused this Guarantee and Collateral Agreement to be duly executed and delivered as of the date first above written.

VCPH HOLDING CORP.

By:	/s/ Ramzi M. Musallam
Name: Ramzi M. Musallam
Title: Secretary

[Signature Page to Guarantee and Collateral Agreement]

WOLVERINE HEALTHCARE ANALYTICS, INC.

By:	/s/ Ramzi M. Musallam
Name: Ramzi M. Musallam
Title: Secretary

[Signature Page to Guarantee and Collateral Agreement]

JPMORGAN CHASE BANK, N.A., as Administrative Agent

By:	/s/ Vanessa Chiu
Name: Vanessa Chiu
Title: Executive Director

[Signature Page to Guarantee and Collateral Agreement]

SCHEDULE 1

Notice Addresses

Before the consummation of the Merger:

Entity	Notice Address
Wolverine Healthcare Analytics, Inc.	Wolverine Healthcare Analytics, Inc. 777 E. Eisenhower Parkway Ann Arbor, MI 48108

with copies to

VCPH Holdings LLC c/o The Veritas Capital Fund IV, L.P. 590 Madison Avenue New York, NY 10022 Attn: Robert B. McKeon

VCPH Holding Corp.	VCPH Holding Corp. 777 E. Eisenhower Parkway Ann Arbor, MI 48108

with copies to

VCPH Holdings LLC c/o The Veritas Capital Fund IV, L.P. 590 Madison Avenue New York, NY 10022 Attn: Robert B. McKeon

After the consummation of the Merger:

Entity	Notice Address
Thomson Reuters (Healthcare) Inc.[1]	Thomson Reuters (Healthcare) Inc. 777 E. Eisenhower Parkway Ann Arbor, MI 48108

with copies to

VCPH Holdings LLC c/o The Veritas Capital Fund IV, L.P. 590 Madison Avenue New York, NY 10022 Attn: Robert B. McKeon

VCPH Holding Corp.[2]	VCPH Holding Corp. 777 E. Eisenhower Parkway Ann Arbor, MI 48108

with copies to

VCPH Holdings LLC c/o The Veritas Capital Fund IV, L.P. 590 Madison Avenue New York, NY 10022 Attn: Robert B. McKeon

[1]	Name of entity to be changed to Truven Health Analytics Inc. on the Closing Date after consummation of the Merger.
[2]	Name of entity to be changed to Truven Holding Corp. on the Closing Date after consummation of the Merger.

SCHEDULE 2

Description Of Investment Property

Pledged Stock before the consummation of the Merger:

Issuer	Number of Authorized Shares	Class of Stock	Number of Shares Outstanding	Whether Certificated	Share Certificate Nos.	Record and Beneficial Owner	Par Value Per Share
Wolverine Healthcare Analytics, Inc.	1,000	Common Stock	8	Yes	1	VCPH Holding Corp.	$0.01

Pledged Stock after the consummation of the Merger:

Issuer	Number of Authorized Shares	Class of Stock	Number of Shares Outstanding	Whether Certificated	Share Certificate Nos.	Record and Beneficial Owner	Par Value Per Share
Thomson Reuters (Healthcare) Inc.[3]	1,000	Common Stock	8	Yes	1	VCPH Holding Corp.	$1.00

Pledged Notes before and after the consummation of the Merger:

None.

[3]

Upon this entity’s change of name to Truven Health Analytics Inc., the share certificates described herein will be exchanged for share certificates reflecting Truven Health Analytics Inc. as issuer. The other information regarding the entity’s Equity Interests will not change from the description of such information herein (other than the name of the record and beneficial owner, which will be Truven Holding Corp. upon the change of name of VCPH Holding Corp. to Truven Holding Corp.).

SCHEDULE 3

Filings And Other Actions Required To Perfect Security Interests

Uniform Commercial Code Filings

Before the consummation of the Merger:

Grantor	Filing and Filing Office
Wolverine Healthcare Analytics, Inc.	UCC-1, Secretary of State of the State of Delaware
VCPH Holding Corp.	UCC-1, Secretary of State of the State of Delaware

After the consummation of the Merger:

Grantor	Filing and Filing Office
Thomson Reuters (Healthcare) Inc.[4]	UCC-1, Secretary of State of the State of Delaware
VCPH Holding Corp.[5]	UCC-1, Secretary of State of the State of Delaware

Copyright, Patent and Trademark Filings

Before the consummation of the Merger:

Grantor	Filing Office
Wolverine Healthcare Analytics, Inc.	United States Patent and Trademark Office and United States Copyright Office
VCPH Holding Corp.	United States Patent and Trademark Office and United States Copyright Office

After the consummation of the Merger:

Grantor	Filing Office
Thomson Reuters (Healthcare) Inc.[6]	United States Patent and Trademark Office and United States Copyright Office
VCPH Holding Corp.[7]	United States Patent and Trademark Office and United States Copyright Office

[4]

Following the change of name from Thomson Reuters (Healthcare) Inc. to Truven Health Analytics Inc., a UCC-1 will be filed with the Secretary of State of the State of Delaware against Truven Health Analytics Inc.

[5]	Following the change of name from VCPH Holding Corp. to Truven Holding Corp., a UCC-1 will be filed with the Secretary of State of the State of Delaware against Truven Holding Corp.
[6]

Following the change of name from Thomson Reuters (Healthcare) Inc. to Truven Health Analytics Inc., name change filings will be filed with the United States Patent and Trademark Office and the United States Copyright Office to reflect the change of name.

[7]

Following the change of name from VCPH Holding Corp. to Truven Holding Corp., name change filings will be filed with the United States Patent and Trademark Office and the United States Copyright Office to reflect the change of name.

Actions with respect to Pledged Stock

Delivery of the Pledged Stock, to the extent certificated, to the Administrative Agent pursuant to Section 5.6 of the Guarantee and Collateral Agreement.

Other Actions

None.

SCHEDULE 4

Location Of Jurisdiction Of Organization And Chief Executive Office

Before the consummation of the Merger:

Grantor	Jurisdiction of Organization	Location of Chief Executive Office
VCPH Holding Corp.	Delaware	777 E. Eisenhower Parkway, Ann Arbor, MI 48108
Wolverine Healthcare Analytics, Inc.	Delaware	777 E. Eisenhower Parkway, Ann Arbor, MI 48108

After the consummation of the Merger:

Grantor	Jurisdiction of Organization	Location of Chief Executive Office
VCPH Holding Corp.[8]	Delaware	777 E. Eisenhower Parkway, Ann Arbor, MI 48108
Thomson Reuters (Healthcare) Inc.[9]	Delaware	777 E. Eisenhower Parkway, Ann Arbor, MI 48108

[8]	Name of entity to be changed to Truven Holding Corp. on the Closing Date after consummation of the Merger.
[9]	Name of entity to be changed to Truven Health Analytics Inc. on the Closing Date after consummation of the Merger.

SCHEDULE 5

Locations Of Inventory And Equipment

Before the consummation of the Merger:

None.

After the consummation of the Merger:

1.	Data center located at 5400 Data Court, Ann Arbor, Michigan, 48108.

2.	Data center located at 201 Mentor Drive, Santa Barbara, California, 93111.

3.	Data center located at 777 Eisenhower Parkway, Ann Arbor, Michigan, 48108.

4.	Data center located at 6200 South Syracuse Way, Suite 300, Greenwood Village, Colorado, 80112.

5.	Windstream Charlotte Metro Data Center located at 111 Corning Rd, Suite 150, Cary, North Carolina, 27518.

6.	Windstream Charlotte Metro Data Center located at 4021 Rose Lake Drive, Suite 200, Charlotte, North Carolina, 28217.

7.	Windstream Hosted Solutions located at 5301 Departure Drive, Suite 111, Raleigh, North Carolina, 27616.

SCHEDULE 6

Intellectual Property

Before the consummation of the Merger:

Trademark Registrations and Applications

None.

Patents and Patent Applications

None.

Copyrights and Copyright Applications

None.

After the consummation of the Merger:

Trademark Registrations and Applications

Owner	Trademark	Application Number	Registration Number (for registered trademarks only)	Country
Thomson Reuters (Healthcare) Inc.	100 TOP HOSPITALS	75803008	2421001	United States of America
Thomson Reuters (Healthcare) Inc.	1-SECOND HELP	76331686	2776436	United States of America
Thomson Reuters (Healthcare) Inc.	1ST MEDICAL RESPONSE	78972554	3300387	United States of America
Thomson Reuters (Healthcare) Inc.	ACTION O-I	78147386	2987976	United States of America
Thomson Reuters (Healthcare) Inc.	ALTCAREDEX	75896203	2408813	United States of America
Thomson Reuters (Healthcare) Inc.	ALTCAREDEX	75896212	2425103	United States of America
Thomson Reuters (Healthcare) Inc.	ALTMEDDEX	75552794	2451458	United States of America
Thomson Reuters (Healthcare) Inc.	ALTMEDDEX POINTS	75939900	2518614	United States of America
Thomson Reuters (Healthcare) Inc.	ASCENT	74607628	1972471	United States of America
Thomson Reuters (Healthcare) Inc.	AUTO-AUDIT	74132906	1674087	United States of America
Thomson Reuters (Healthcare) Inc.	AUTO-AUDIT	74132906	1674087	United States of America
Thomson Reuters (Healthcare) Inc.	CAREDISCOVERY	77324586	3886650	United States of America

Owner	Trademark	Application Number	Registration Number (for registered trademarks only)	Country
Thomson Reuters (Healthcare) Inc.	CARENOTES	78962117	3307347	United States of America
Thomson Reuters (Healthcare) Inc.	CLINICAL CHECKLIST	78609754	3209684	United States of America
Thomson Reuters (Healthcare) Inc.	CLINICAL KNOWLEDGE OBJECTS	75255176	2165513	United States of America
Thomson Reuters (Healthcare) Inc.	CLINICAL XPERT	77793638	3836333	United States of America
Thomson Reuters (Healthcare) Inc.	CLINICALPOINTS	75326205	2251884	United States of America
Thomson Reuters (Healthcare) Inc.	DATABRIDGE	74708000	2265199	United States of America
Thomson Reuters (Healthcare) Inc.	DATAPROBE	74600563	2036013	United States of America
Thomson Reuters (Healthcare) Inc.	DATASCAN	74242353	1717821	United States of America
Thomson Reuters (Healthcare) Inc.	DISEASEDEX	76508891	3006885	United States of America
Thomson Reuters (Healthcare) Inc.	DRUGDEX	587330	587330	Australia
Thomson Reuters (Healthcare) Inc.	DRUGDEX	784779	520164	Benelux
Thomson Reuters (Healthcare) Inc.	DRUGDEX	816632057	816632057	Brazil
Thomson Reuters (Healthcare) Inc.	DRUGDEX	825258561	825258561	Brazil
Thomson Reuters (Healthcare) Inc.	DRUGDEX	825258570	825258570	Brazil
Thomson Reuters (Healthcare) Inc.	DRUGDEX	1002561	525893	Canada
Thomson Reuters (Healthcare) Inc.	DRUGDEX	61198	61198	Egypt
Thomson Reuters (Healthcare) Inc.	DRUGDEX	1062611	1062611	European Community
Thomson Reuters (Healthcare) Inc.	DRUGDEX	92/431912	92431912	France
Thomson Reuters (Healthcare) Inc.	DRUGDEX	M 73111	2040696	Germany
Thomson Reuters (Healthcare) Inc.	DRUGDEX	125444	125444	Israel
Thomson Reuters (Healthcare) Inc.	DRUGDEX	125445	125445	Israel
Thomson Reuters (Healthcare) Inc.	DRUGDEX	644123	644123	Italy
Thomson Reuters (Healthcare) Inc.	DRUGDEX	24482/1982	1712396	Japan
Thomson Reuters (Healthcare) Inc.	DRUGDEX	227126	490001	Mexico

Owner	Trademark	Application Number	Registration Number (for registered trademarks only)	Country
Thomson Reuters (Healthcare) Inc.	DRUGDEX	1734	1734	Oman
Thomson Reuters (Healthcare) Inc.	DRUGDEX	14485	30341	Peru
Thomson Reuters (Healthcare) Inc.	DRUGDEX	S111194	T94/11111F	Singapore
Thomson Reuters (Healthcare) Inc.	DRUGDEX	327974	Kor79692	Thailand
Thomson Reuters (Healthcare) Inc.	DRUGDEX	327975	Bor6684	Thailand
Thomson Reuters (Healthcare) Inc.	DRUGDEX	2120730	2120730	United Kingdom
Thomson Reuters (Healthcare) Inc.	DRUGDEX	2005987	2005987	United Kingdom
Thomson Reuters (Healthcare) Inc.	DRUGDEX	85018060	3889616	United States of America
Thomson Reuters (Healthcare) Inc.	DRUGKNOWLEDGE	75543369	2414796	United States of America
Thomson Reuters (Healthcare) Inc.	DRUGPOINTS	730129	730129	Australia
Thomson Reuters (Healthcare) Inc.	DRUGPOINTS	845536	490079	Canada
Thomson Reuters (Healthcare) Inc.	DRUGPOINTS	274343	274343	New Zealand
Thomson Reuters (Healthcare) Inc.	DRUGPOINTS	2127408	2127408	United Kingdom
Thomson Reuters (Healthcare) Inc.	DRUGPOINTS	85270365		United States of America
Thomson Reuters (Healthcare) Inc.	DRUG-REAX	733764	733764	Australia
Thomson Reuters (Healthcare) Inc.	DRUG-REAX	394062248	39406224	Germany
Thomson Reuters (Healthcare) Inc.	DRUG-REAX	RM97C002068	781756	Italy
Thomson Reuters (Healthcare) Inc.	DRUG-REAX	327976	Kor79691	Thailand
Thomson Reuters (Healthcare) Inc.	DRUG-REAX	327977	Bor6715	Thailand
Thomson Reuters (Healthcare) Inc.	DRUG-REAX	74594849	1928170	United States of America
Thomson Reuters (Healthcare) Inc.	EMERGINDEX	649350	649350	Australia
Thomson Reuters (Healthcare) Inc.	EMERGINDEX	723469	723469	Australia
Thomson Reuters (Healthcare) Inc.	EMERGINDEX	816632014	816632014	Brazil
Thomson Reuters (Healthcare) Inc.	EMERGINDEX	826095054	826095054	Brazil

Owner	Trademark	Application Number	Registration Number (for registered trademarks only)	Country
Thomson Reuters (Healthcare) Inc.	EMERGINDEX	61199	61199	Egypt
Thomson Reuters (Healthcare) Inc.	EMERGINDEX	394062221	39406222	Germany
Thomson Reuters (Healthcare) Inc.	EMERGINDEX	1735	1735	Oman
Thomson Reuters (Healthcare) Inc.	EMERGINDEX	14488	30344	Peru
Thomson Reuters (Healthcare) Inc.	EXECUTIVE OUTLOOK	76023032	2574370	United States of America
Thomson Reuters (Healthcare) Inc.	FORMULARY ADVISOR	76446993	2875762	United States of America
Thomson Reuters (Healthcare) Inc.	HEALTHVIEW PLUS	78151187	3011930	United States of America
Thomson Reuters (Healthcare) Inc.	HOUSEHOLDVIEW	78151182	2833168	United States of America
Thomson Reuters (Healthcare) Inc.	IDENTIDEX	6-130224	3350068	Japan
Thomson Reuters (Healthcare) Inc.	IDENTIDEX	327981	Bor6504	Thailand
Thomson Reuters (Healthcare) Inc.	IDENTIDEX	327980	Kor77516	Thailand
Thomson Reuters (Healthcare) Inc.	IDENTIDEX	74089775	1655390	United States of America
Thomson Reuters (Healthcare) Inc.	INFECTION XPERT	85366219		United States of America
Thomson Reuters (Healthcare) Inc.	INFOBUTTON ACCESS	78563867	3138098	United States of America
Thomson Reuters (Healthcare) Inc.	INFOQUICK	77689506	3708079	United States of America
Thomson Reuters (Healthcare) Inc.	INFORMATION RESOURCES GROUP	78691635	3172697	United States of America
Thomson Reuters (Healthcare) Inc.	INFOTEXT	78763657	3158563	United States of America
Thomson Reuters (Healthcare) Inc.	INTEGRATED INDEX	75317307	2291932	United States of America
Thomson Reuters (Healthcare) Inc.	IV INDEX	78763693	3278163	United States of America
Thomson Reuters (Healthcare) Inc.	LAB ADVISOR	77586927	3645198	United States of America
Thomson Reuters (Healthcare) Inc.	MARKET EXPERT	76025381	2626819	United States of America
Thomson Reuters (Healthcare) Inc.	MARKET OUTLOOK	76022848	2762152	United States of America
Thomson Reuters (Healthcare) Inc.	MARKETDISCOVERY	85405553		United States of America
Thomson Reuters (Healthcare) Inc.	MARKETSCAN	74528792	1913950	United States of America

Owner	Trademark	Application Number	Registration Number (for registered trademarks only)	Country
Thomson Reuters (Healthcare) Inc.	MEDITEXT	78763808	3239123	United States of America
Thomson Reuters (Healthcare) Inc.	MEDSTAT	826798	826798	Australia
Thomson Reuters (Healthcare) Inc.	MEDSTAT	74104856	1722309	United States of America
Thomson Reuters (Healthcare) Inc.	MEDSTAT	75902685	2417589	United States of America
Thomson Reuters (Healthcare) Inc.	MEDSTAT ADVANTAGE SUITE	75531210	2423803	United States of America
Thomson Reuters (Healthcare) Inc.	MEDSTAT DECISION ANALYST	75531305	2423804	United States of America
Thomson Reuters (Healthcare) Inc.	MEDSTAT MODELER	75062524	2168017	United States of America
Thomson Reuters (Healthcare) Inc.	MEDSTAT PERFORMANCE EXPERT	78744256	3249049	United States of America
Thomson Reuters (Healthcare) Inc.	MERCURYMD	76385020	2672051	United States of America
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	2171527	1765309	Argentina
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	2171528	1765310	Argentina
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	767444	767444	Australia
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	893484	616607	Benelux
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	910224	628980	Benelux
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	821148729	821148729	Brazil
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	821148745	821148745	Brazil
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	874899	523683	Canada
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	63791	63791	Egypt
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	1062462	1062462	European Community
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	39709628	39709628	Germany
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	125440	125440	Israel
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	125441	125441	Israel
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	RM98C004377	844480	Italy
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	2007-37713	5100491	Japan

Owner	Trademark	Application Number	Registration Number (for registered trademarks only)	Country
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	344920	595021	Mexico
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	344921	595022	Mexico
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	73806226	1718993	United States of America
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	73806225	1694270	United States of America
Thomson Reuters (Healthcare) Inc.	MICROMEDEX	73805977	1715081	United States of America
Thomson Reuters (Healthcare) Inc.	MOBILEMICROMEDEX	76226680	2707703	United States of America
Thomson Reuters (Healthcare) Inc.	NEOFAX	76349383	2749481	United States of America
Thomson Reuters (Healthcare) Inc.	NEOFAX ESSENTIALS	85405838		United States of America
Thomson Reuters (Healthcare) Inc.	NEOFAX-PC	74640908	2021367	United States of America
Thomson Reuters (Healthcare) Inc.	NURSING XPERT	85182172		United States of America
Thomson Reuters (Healthcare) Inc.	OUTCOMES ANALYST	74430762	1899481	United States of America
Thomson Reuters (Healthcare) Inc.	OUTPATIENT FORECASTER	78607550	3252952	United States of America
Thomson Reuters (Healthcare) Inc.	P & T QUIK	327983	Bor6503	Thailand
Thomson Reuters (Healthcare) Inc.	P & T QUIK	74008458	1648504	United States of America
Thomson Reuters (Healthcare) Inc.	P & T QUIK (stylized)	327982	Kor79700	Thailand
Thomson Reuters (Healthcare) Inc.	PATIENT SAFETY EXPERT	78861782	3175742	United States of America
Thomson Reuters (Healthcare) Inc.	PEDIATRICS ESSENTIALS	85405825		United States of America
Thomson Reuters (Healthcare) Inc.	PEER-A-MED	74293198	1806540	United States of America
Thomson Reuters (Healthcare) Inc.	PHARMACY XPERT	85182153		United States of America
Thomson Reuters (Healthcare) Inc.	POISINDEX	2171525	1765307	Argentina
Thomson Reuters (Healthcare) Inc.	POISINDEX	2171526	1765308	Argentina
Thomson Reuters (Healthcare) Inc.	POISINDEX	587331	A587331	Australia
Thomson Reuters (Healthcare) Inc.	POISINDEX	841381	566036	Benelux
Thomson Reuters (Healthcare) Inc.	POISINDEX	816632022	816632022	Brazil

Owner	Trademark	Application Number	Registration Number (for registered trademarks only)	Country
Thomson Reuters (Healthcare) Inc.	POISINDEX	1002562	525946	Canada
Thomson Reuters (Healthcare) Inc.	POISINDEX	61200	61200	Egypt
Thomson Reuters (Healthcare) Inc.	POISINDEX	1062504	1062504	European Community
Thomson Reuters (Healthcare) Inc.	POISINDEX	M 73110	2040695	Germany
Thomson Reuters (Healthcare) Inc.	POISINDEX	125443	125443	Israel
Thomson Reuters (Healthcare) Inc.	POISINDEX	125442	125442	Israel
Thomson Reuters (Healthcare) Inc.	POISINDEX	RM97C002069	781757	Italy
Thomson Reuters (Healthcare) Inc.	POISINDEX	S57-024481	1715855	Japan
Thomson Reuters (Healthcare) Inc.	POISINDEX	344922	595023	Mexico
Thomson Reuters (Healthcare) Inc.	POISINDEX	344923	595024	Mexico
Thomson Reuters (Healthcare) Inc.	POISINDEX	1733	1733	Oman
Thomson Reuters (Healthcare) Inc.	POISINDEX	14487	30343	Peru
Thomson Reuters (Healthcare) Inc.	POISINDEX	12336/96	T96/12336G	Singapore
Thomson Reuters (Healthcare) Inc.	POISINDEX	327984	Kor77206	Thailand
Thomson Reuters (Healthcare) Inc.	POISINDEX	327985	Bor10855	Thailand
Thomson Reuters (Healthcare) Inc.	POISINDEX	2120241	2120241	United Kingdom
Thomson Reuters (Healthcare) Inc.	POISINDEX	73617702	1466214	United States of America
Thomson Reuters (Healthcare) Inc.	PROFSOFT	78342042	2983004	United States of America
Thomson Reuters (Healthcare) Inc.	PROVIDER VIEW	75577818	2594640	United States of America
Thomson Reuters (Healthcare) Inc.	PULSE	77735750		United States of America
Thomson Reuters (Healthcare) Inc.	READYPRICE	74708948	2038268	United States of America
Thomson Reuters (Healthcare) Inc.	RED BOOK	72385153	942000	United States of America
Thomson Reuters (Healthcare) Inc.	RED BOOK UPDATE	73478971	1325745	United States of America
Thomson Reuters (Healthcare) Inc.	REPRORISK	6-130225	3350069	Japan

Owner	Trademark	Application Number	Registration Number (for registered trademarks only)	Country
Thomson Reuters (Healthcare) Inc.	REPRORISK	327986	Kor77207	Thailand
Thomson Reuters (Healthcare) Inc.	REPRORISK	327987	Bor6428	Thailand
Thomson Reuters (Healthcare) Inc.	REPRORISK	74054918	1682347	United States of America
Thomson Reuters (Healthcare) Inc.	REPROTEXT	74054917	1685755	United States of America
Thomson Reuters (Healthcare) Inc.	SOLESOURCE	74659005	1994898	United States of America
Thomson Reuters (Healthcare) Inc.	SOLUCIENT	76207343	2711891	United States of America
Thomson Reuters (Healthcare) Inc.	SOLUCIENT	76207342	2650431	United States of America
Thomson Reuters (Healthcare) Inc.	SOLUCIENT	76207341	2640723	United States of America
Thomson Reuters (Healthcare) Inc.	SOLUCIENT (& Design)	76207344	2633028	United States of America
Thomson Reuters (Healthcare) Inc.	STCS	75711006	2598453	United States of America
Thomson Reuters (Healthcare) Inc.	TOMES	649351	649351	Australia
Thomson Reuters (Healthcare) Inc.	TOMES	14486	30342	Peru
Thomson Reuters (Healthcare) Inc.	TOMES	327988	Kor77208	Thailand
Thomson Reuters (Healthcare) Inc.	TOMES	327989	Bor6502	Thailand
Thomson Reuters (Healthcare) Inc.	TOMES	73805975	1598304	United States of America
Thomson Reuters (Healthcare) Inc.	TOMES	73806234	1604127	United States of America
Thomson Reuters (Healthcare) Inc.	TOMES PLUS	841382	569175	Benelux
Thomson Reuters (Healthcare) Inc.	TOMES PLUS	9-116463	4204165	Japan
Thomson Reuters (Healthcare) Inc.	TOMES PLUS	327990	Kor79699	Thailand
Thomson Reuters (Healthcare) Inc.	TOMES PLUS	327991	Bor6427	Thailand
Thomson Reuters (Healthcare) Inc.	TOMES PLUS	74103461	1655861	United States of America
Thomson Reuters (Healthcare) Inc.	TOMES PLUS	74100917	1655456	United States of America
Thomson Reuters (Healthcare) Inc.	TOXPOINTS	75326076	2298625	United States of America
Thomson Reuters (Healthcare) Inc.	TRANSLATION ENGINE	76345014	2701558	United States of America

Owner	Trademark	Application Number	Registration Number (for registered trademarks only)	Country
Thomson Reuters (Healthcare) Inc.	ULTIMEDEX	77452065	3536921	United States of America
Thomson Reuters (Healthcare) Inc.	CONSUMER ADVANTAGE	77330249	3673757	United States of America
Thomson Reuters (Healthcare) Inc.	INTERCEPT	85344612		United States of America

Patents and Patent Applications

Patent No.
				(with respect	Grant Date
			Application	to issued	(Issued
Owner	Patent	Country	No.	patents only)	Patents Only)
Thomson Reuters (Healthcare) Inc.	Systems, Methods, and Software for Forecasting Medical Treatment Risks and Costs Based on Illness Severity and Patient Illness Burden	US	11/520,847
Thomson Reuters (Healthcare) Inc.	Docking Station	US	29/142,926	D454,880	03/26/2002
Thomson Reuters (Healthcare) Inc.	Method and System for Extracting Medical Information for Presentation to Medical Providers on Mobile Terminals	Canada	2,434,714
Thomson Reuters (Healthcare) Inc.	Method and System for Extracting Medical Information for Presentation to Medical Providers on Mobile Terminals	US	09/776,484	7,831,449	11/09/2010
Thomson Reuters (Healthcare) Inc.	Method and System for Extracting Medical Information for Presentation to Medical Providers on Mobile Terminals	US	12/942,532

Owner	Patent	Country	Application No.	Patent No. (with respect to issued patents only)	Grant Date (Issued Patents Only)
Thomson Reuters (Healthcare) Inc.	Handheld Device Graphical User Interfaces for Displaying Patient Medical Records	US	10/101,577	7,343,565	03/11/2008
Thomson Reuters (Healthcare) Inc.	Handheld Device Graphical User Interfaces for Displaying Patient Medical Records	US	11/970,177
Thomson Reuters (Healthcare) Inc.	Docking Statons for Transferring Data Between Handheld Electronic Devices and Other Devices Via Infarred Communications	US	10/156,475	6,895,445	05/17/2005
Thomson Reuters (Healthcare) Inc.	Docking Station	US	29/161,351	D476,659	07/01/2003
Thomson Reuters (Healthcare) Inc.	System, Methods, and Software for Clinical Order Sets	US	12/545,714
Thomson Reuters (Healthcare) Inc.	Systems, Methods, and Software for Supporting Consumer Healthcare Decisions	US	12/321,129
Thomson Reuters (Healthcare) Inc.	Network-Based Method And System For Managing And Providing Access To A Formulary	US	10/675,236
Thomson Reuters (Healthcare) Inc.	Internet Delivery	US	10/675,235	7,747,644	06/29/2010
Thomson Reuters (Healthcare) Inc.	Internet Delivery	US	12/773,603
Thomson Reuters (Healthcare) Inc.	System and Method for Managing Mobile HIE Information	US	13/112,151

Copyrights and Copyright Applications

Owner	Title	Copyright Number
Thomson Reuters (Healthcare) Inc.	Advice for the Patient: drug information in lay language.	TX0005489274

Owner	Title	Copyright Number
Thomson Reuters (Healthcare) Inc.	Advice for the patient : drug information in lay language / by authority of the United States Pharmacopeial Convention, Inc.	CSN0023890
Thomson Reuters (Healthcare) Inc.	Advice for the patient : drug information in lay language / by authority of the United States Pharmacopeial Convention, Inc.	CSN0023890
Thomson Reuters (Healthcare) Inc.	CareNotes system.	TX0004085538
Thomson Reuters (Healthcare) Inc.	Computerized clinical information system (CCIS) database.	TX0002704465
Thomson Reuters (Healthcare) Inc.	[Computerized clinical information system (CCIS) database : v. 64, expires May 31, 1990]	TX0002809683
Thomson Reuters (Healthcare) Inc.	Computerized clinical information system (CCIS) software.	TX0002737659
Thomson Reuters (Healthcare) Inc.	[Computerized clinical information system (CCIS) software : v. 64, expires May 31, 1990]	TX0002809682
Thomson Reuters (Healthcare) Inc.	Drug information for the health care professional.	TX0005489273
Thomson Reuters (Healthcare) Inc.	Drug information for the health care professional / by authority of the United States Pharmacopeial Convention, Inc.	CSN0076344
Thomson Reuters (Healthcare) Inc.	Drug information for the health care professional / by authority of the United States Pharmacopeial Convention, Inc.	CSN0076344
Thomson Reuters (Healthcare) Inc.	Drugdex.	CSN0020663
Thomson Reuters (Healthcare) Inc.	Drugdex.	CSN0020663
Thomson Reuters (Healthcare) Inc.	Drugdex.	CSN0020663
Thomson Reuters (Healthcare) Inc.	Drugdex.	CSN0020663
Thomson Reuters (Healthcare) Inc.	Drugdex.	CSN0020663
Thomson Reuters (Healthcare) Inc.	Drugdex.	CSN0020663
Thomson Reuters (Healthcare) Inc.	Drugdex.	CSN0020663
Thomson Reuters (Healthcare) Inc.	Drugdex.	CSN0020663
Thomson Reuters (Healthcare) Inc.	Drugdex.	CSN0020663
Thomson Reuters (Healthcare) Inc.	Drugdex.	CSN0020663
Thomson Reuters (Healthcare) Inc.	Drugdex.	CSN0020663
Thomson Reuters (Healthcare) Inc.	DRUGDEX : February 1992, 72nd update, exp. 5/31/92.	TX0003294862
Thomson Reuters (Healthcare) Inc.	Drugdex medical information system / TX 1-069-254 (1983) et al.	V2027P343
Thomson Reuters (Healthcare) Inc.	Emergindex.	CSN0037100

Owner	Title	Copyright Number
Thomson Reuters (Healthcare) Inc.	Emergindex.	CSN0037100
Thomson Reuters (Healthcare) Inc.	Emergindex medical information system / TX 1-072-322 (1983) et al.	V2027P345
Thomson Reuters (Healthcare) Inc.	Hip fracture & 203 other titles.	V3483D858
Thomson Reuters (Healthcare) Inc.	Hip fracture & 203 other titles.	V3475D260
Thomson Reuters (Healthcare) Inc.	IDENTIDEX : expires Nov, 1993.	TX0003752358
Thomson Reuters (Healthcare) Inc.	Identidex : table & capsule I.D.	CSN0059256
Thomson Reuters (Healthcare) Inc.	Identidex : table & capsule I.D.	CSN0059256
Thomson Reuters (Healthcare) Inc.	Identidex : tablet & capsule I.D.	CSN0059256
Thomson Reuters (Healthcare) Inc.	Identidex : tablet & capsule I.D.	CSN0059256
Thomson Reuters (Healthcare) Inc.	Identidex : tablet & capsule I.D.	CSN0059256
Thomson Reuters (Healthcare) Inc.	Identidex : tablet & capsule I.D.	CSN0059256
Thomson Reuters (Healthcare) Inc.	Identidex : tablet & capsule I.D.	CSN0059256
Thomson Reuters (Healthcare) Inc.	Identidex : tablet & capsule I.D.	CSN0059256
Thomson Reuters (Healthcare) Inc.	Identidex : tablet & capsule I.D.	CSN0059256
Thomson Reuters (Healthcare) Inc.	Identidex : tablet & capsule I.D.	CSN0059256
Thomson Reuters (Healthcare) Inc.	[KINETIDEX system]	TX0004125285
Thomson Reuters (Healthcare) Inc.	Micromedex international healthcare series : vol. 86, expires 31 December 1995.	TX0004131554
Thomson Reuters (Healthcare) Inc.	Poisindex.	CSN0018014
Thomson Reuters (Healthcare) Inc.	Poisindex.	CSN0018014
Thomson Reuters (Healthcare) Inc.	Poisindex.	CSN0018014
Thomson Reuters (Healthcare) Inc.	Poisindex.	CSN0018014
Thomson Reuters (Healthcare) Inc.	Poisindex.	CSN0018014
Thomson Reuters (Healthcare) Inc.	Poisindex.	CSN0018014
Thomson Reuters (Healthcare) Inc.	Poisindex.	CSN0018014
Thomson Reuters (Healthcare) Inc.	Poisindex.	CSN0018014
Thomson Reuters (Healthcare) Inc.	Poisindex.	CSN0018014

Owner	Title	Copyright Number
Thomson Reuters (Healthcare) Inc.	Poisindex : exp. 11/30/93.	TX0003728450
Thomson Reuters (Healthcare) Inc.	Poisindex medical information system / TX 1-106-903 et al.	V2027P344
Thomson Reuters (Healthcare) Inc.	TOXICALL system.	TXu000702889
Thomson Reuters (Healthcare) Inc.	DeHaen Drugs in Prospect, 1978 : set no. 1, cards 1-62.	TX0000199113
Thomson Reuters (Healthcare) Inc.	DeHaen Drugs in Prospect, 1978 : set no. 2, cards 63-123.	TX0000199115
Thomson Reuters (Healthcare) Inc.	DeHaen Drugs in Prospect, 1978 : set no. 3, cards 124-185.	TX0000199117
Thomson Reuters (Healthcare) Inc.	DeHaen Drugs in Prospect, 1978 : set no. 4, cards 186-244.	TX0000199118
Thomson Reuters (Healthcare) Inc.	DeHaen Drugs in Prospect, 1978 : set no. 5, cards 245-307.	TX0000199114
Thomson Reuters (Healthcare) Inc.	DeHaen Drugs in Prospect, 1978 : set no. 6, cards 308-364.	TX0000199112
Thomson Reuters (Healthcare) Inc.	DeHaen Drugs in prospect : set 10 : acc. no. 78-546-78-608 : 63 entries.	TX0000241757
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in prospect : set 11 : acc. no. 78-609-78-668 : 63 entries.	TX0000241758
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in prospect : set 12 : acc. no. 78-669-78-731 : 63 entries.	TX0000241759
Thomson Reuters (Healthcare) Inc.	DeHaen Drugs in Prospect : set no. 7, acc. no. 78-365-78-419.	TX0000199116
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in prospect : [set no. 8] : acc. no. 78-420-78-482.	TX0000241756

Owner	Title	Copyright Number
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in prospect : [set no.] 9 : acc. no. 78-483-78-545.	TX0000241760
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in research, 1978 : set no. 1 : cards 1-199.	TX0000241761
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in research, 1978 : set no. 2 : cards 1-199.	TX0000241754
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in research, 1978 : set no. 3 : cards 1-199.	TX0000241749
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in research, 1978 : [set no. 4] : acc. no. 478-001-478-199 : 199 reports.	TX0000241748
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in research : set 10 : 199 entries.	TX0000241752
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in research : set 6 : acc. no. 786-001-786-141 : 199 entries.	TX0000241753
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in research : set 9 : 199 entries.	TX0000241755
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in research : set [no. 5] : acc. no. 785-001-785-154 : 199 entries.	TX0000241750
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in research : set no. 8 : 199 entries.	TX0000241751
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in use, 1978 : acc. no. 3796-4066.	TX0000199110
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in use, 1978 : set no. 1, acc. no. 1-271, 271 reports.	TX0000172350
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in use, 1978 : set no. 10, acc. no. 2440-2711.	TX0000197382

Owner	Title	Copyright Number
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in use, 1978 : set no. 11, acc. no. 2712-2982.	TX0000199105
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in use, 1978 : set no. 12, acc. no. 2983-3253.	TX0000199102
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in use, 1978 : set no. 2, acc. no. 272-542.	TX0000197381
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in use, 1978 : set no. 3, acc. no. 543-814.	TX0000197387
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in use, 1978 : set no. 4, acc. no. 815-1084.	TX0000197389
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in use, 1978 : set no. 5, acc. no. 1085-1354.	TX0000197383
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in use, 1978 : set no. 6, acc. no. 1355-1625.	TX0000197386
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in use, 1978 : set no. 7, acc. no. 1626-1897.	TX0000197390
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in use, 1978 : set no. 8, acc. no. 1898-2168.	TX0000197384
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in use, 1978 : set no. 9, acc. no. 2169-2439.	TX0000197385
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in use : acc. no. 4067-4337.	TX0000294041
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in use : acc. no. 4609-4879.	TX0000199109
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in use : set no. 19, acc. no. 78-4880-78-5150.	TX0000197388

Owner	Title	Copyright Number
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in use : set no. 20, acc. no. 78-5151[-]78-5421.	TX0000199108
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in use : set no. 21, acc. no. 78-5422-78-5692.	TX0000199106
Thomson Reuters (Healthcare) Inc.	DeHaen drugs in use : set no. 22, acc. no. 78-5693-78-5963.	TX0000199111
Thomson Reuters (Healthcare) Inc.	DeHaen Information Systems drugs in research : acc. no. 787-001, 787-139, [set no. 7].	TX0000295957
Thomson Reuters (Healthcare) Inc.	DeHaen Information Systems drugs in use : acc. no. 4338-4608.	TX0000199107
Thomson Reuters (Healthcare) Inc.	DeHaen new product survey : new pharmaceutical specialties.	CSN0015979
Thomson Reuters (Healthcare) Inc.	DeHaen new product survey : new pharmaceutical specialties.	CSN0015979
Thomson Reuters (Healthcare) Inc.	New product survey : new pharmaceutical specialties / Paul DeHaen Information Systems, a division of Micromedex, Inc.	CSN0017724
Thomson Reuters (Healthcare) Inc.	New product survey : new pharmaceutical specialties / Paul DeHaen Information Systems, a division of Micromedex, Inc.	CSN0017725
Thomson Reuters (Healthcare) Inc.	Paul DeHaen Information Systems drugs in use, 1978 : acc. no. 3254-3524.	TX0000199104
Thomson Reuters (Healthcare) Inc.	Paul DeHaen Information Systems drugs in use, 1978 : acc. no. 3525-3795.	TX0000199103

Owner	Title	Copyright Number
Thomson Reuters (Healthcare) Inc.	Advances in B2-agonist therapy : making a difference in acute and chronic asthma treatment.	TX0005545160
Thomson Reuters (Healthcare) Inc.	Advice for the patient: drug information in lay language / by authority of the United States Pharmacopeial Convention, Inc.	CSN0023890

Owner	Title	Copyright Number
Thomson Reuters (Healthcare) Inc.	Approved drug products and legal requirements / by authority of the United States Pharmacopeial Convention, Inc.	CSN0086579
Thomson Reuters (Healthcare) Inc.	Approved drug products and legal requirements / by authority of the United States Pharmacopeial Convention, Inc.	CSN0086579
Thomson Reuters (Healthcare) Inc.	Approved drug products and legal requirements / by authority of the United States Pharmacopeial Convention, Inc.	CSN0086579
Thomson Reuters (Healthcare) Inc.	Arthritis & rheumatology : an Internet resource guide.	CSN0140926
Thomson Reuters (Healthcare) Inc.	Arthritis & rheumatology : an Internet resource guide.	CSN0140926
Thomson Reuters (Healthcare) Inc.	Attention deficit hyperactivity disorder: a health economic perspective : an audio program from the symposium held during the AMCP 13th annual meeting and showcase.	SR0000303788
Thomson Reuters (Healthcare) Inc.	Cardiology : an Internet resource guide.	CSN0141087
Thomson Reuters (Healthcare) Inc.	Cardiology : an Internet resource guide.	CSN0141087
Thomson Reuters (Healthcare) Inc.	Diccionario de especialidades farmaceuticas.	CSN0137943
Thomson Reuters (Healthcare) Inc.	Drug information for the health care professional / by authority of the United States Pharmacopeial Convention, Inc.	CSN0076344
Thomson Reuters (Healthcare) Inc.	Drug information for the health care professional / by authority of the United States Pharmacopeial Convention, Inc.	CSN0076344
Thomson Reuters (Healthcare) Inc.	Drug information for the health care professional / by authority of the United States Pharmacopeial Convention, Inc.	CSN0076344
Thomson Reuters (Healthcare) Inc.	Drug Topics Red Book, : [the pharmacist’s guide to products and prices / Eugene Prinz, compilation editor... et all.].	CSN0016132
Thomson Reuters (Healthcare) Inc.	Endocrinology & metabolism : an Internet resource guide.	CSN0141389
Thomson Reuters (Healthcare) Inc.	Endocrinology & metabolism : an Internet resource guide.	CSN0141389
Thomson Reuters (Healthcare) Inc.	Infectious diseases & immunology : an Internet resource guide.	CSN0141769
Thomson Reuters (Healthcare) Inc.	Infectious diseases & immunology : an Internet resource guide.	CSN0141769
Thomson Reuters (Healthcare) Inc.	It isn’t just sugar anymore : the insulin resistance syndrome and cardiovascular disease.	TX0005985431
Thomson Reuters (Healthcare) Inc.	Management of chronic HCV : health economic considerations for managed care : an audio program from the symposium held during the AMCP 13th annual meeting and showcase.	SR0000303786
Thomson Reuters (Healthcare) Inc.	Management of spasticity in children with cerebral palsy : an integrated approach.	PA0001233780

Owner	Title	Copyright Number
Thomson Reuters (Healthcare) Inc.	Multi-symptom management of PMS/PMDD : a new innovation in hormonal therapy : an audio program from the symposium held during the AMCP 13th annual meeting and showcase.	SR0000303787
Thomson Reuters (Healthcare) Inc.	PDR Drug Guide for Mental Health Professionals : with a foreword by Ronald J. Comer.	CSN0142351
Thomson Reuters (Healthcare) Inc.	PDR Drug Guide for Mental Health Professionals : with a foreword by Ronald J. Comer.	CSN0142351
Thomson Reuters (Healthcare) Inc.	PDR Drug Guide for Mental Health Professionals : with a foreword by Ronald J. Comer.	CSN0142351
Thomson Reuters (Healthcare) Inc.	PDR Drug Guide for Mental Health Professionals : with a foreword by Ronald J. Comer.	CSN0142351
Thomson Reuters (Healthcare) Inc.	PDR Electronic Library.	CSN0138536
Thomson Reuters (Healthcare) Inc.	PDR Electronic Library.	CSN0138536
Thomson Reuters (Healthcare) Inc.	PDR Nurse’s Drug Handbook : the information standard for prescription drugs and nursing considerations / George R. Spratt, Adrienne L. Woods.	CSN0135693
Thomson Reuters (Healthcare) Inc.	PDR Pharmacopoeia : pocket dosing guide.	CSN0138537
Thomson Reuters (Healthcare) Inc.	PDR Pocket Guide to Prescription Drugs.	TX0006958798
Thomson Reuters (Healthcare) Inc.	Physicians’ Desk Reference Companion Guide.	CSN0123437
Thomson Reuters (Healthcare) Inc.	Physicians’ Desk Reference for Nonprescription Drugs and Dietary Supplements.	CSN0138558
Thomson Reuters (Healthcare) Inc.	Physicians’ Desk Reference for Ophthalmic Medicines.	CSN0137218
Thomson Reuters (Healthcare) Inc.	Physicians’ Desk Reference / managing editor, Barbara B. Huff [et al.].	CSN0017979
Thomson Reuters (Healthcare) Inc.	Pocket PDR: Pocket Physicians’ Desk Reference.	CSN0142408
Thomson Reuters (Healthcare) Inc.	Psychiatry : an Internet resource guide.	CSN0142467
Thomson Reuters (Healthcare) Inc.	Psychiatry : an Internet resource guide.	CSN0142467
Thomson Reuters (Healthcare) Inc.	Slide selections from spectrum of insulin resistance : clinical implications.	TX0005363507
Thomson Reuters (Healthcare) Inc.	Type 2 diabetes is a cardiovascular disease.	TX0005985437
Thomson Reuters (Healthcare) Inc.	Urology & nephrology : an Internet resource guide.	CSN0142912
Thomson Reuters (Healthcare) Inc.	Urology & nephrology : an Internet resource guide.	CSN0142912
Thomson Reuters (Healthcare) Inc.	USP DI desktop series.	CSN0137552
Thomson Reuters (Healthcare) Inc.	Advice for the Patient : drug information in lay language / by authority of the United States Pharmacopeial Convention, Inc.	CSN0023890

Owner	Title	Copyright Number
Thomson Reuters (Healthcare) Inc.	Advice for the patient: drug information in lay language / by authority of the United States Pharmacopeial Convention, Inc.	CSN0023890
Thomson Reuters (Healthcare) Inc.	Lipid management: report from the National Lipid Education Council—vol. 7, no. 1, spring02 & 61 other titles.	V355ID559
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide.	CSN0150051
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide.	CSN0150050
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide.	CSN0150051
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide. Dermatology.	CSN0152972
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : endocrinology.	CSN0144909
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : endocrinology.	CSN0144909
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : endocrinology.	CSN0144909
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : gastroenterology.	CSN0150052
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : gastroenterology.	CSN0150052
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : HIV/AIDS.	CSN0150053
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : HIV/AIDS.	CSN0150053
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : nephrology.	CSN0151872
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : oncology.	CSN0150055
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : oncology.	CSN0150055
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : prescribing information for over 1500 products.	CSN0152358
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : prescribing information for over 1500 products.	CSN0152358
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : prescribing information for over... products.	CSN0150054
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : prescribing information for over... products.	CSN0150054
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : psychiatry.	CSN0146733
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : psychiatry.	CSN0146733
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : psychiatry.	CSN0146733
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : psychiatry.	CSN0146733
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : respiratory medicine.	CSN0150056

Owner	Title	Copyright Number
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : respiratory medicine.	CSN0150056
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : urology.	CSN0150057
Thomson Reuters (Healthcare) Inc.	PDR Concise Prescribing Guide : urology.	CSN0150057
Thomson Reuters (Healthcare) Inc.	PDR Monthly Prescribing Guide : concise prescribing information for over ... products.	CSN0144910
Thomson Reuters (Healthcare) Inc.	PDR Monthly Prescribing Guide : concise prescribing information for over ... products.	CSN0144910
Thomson Reuters (Healthcare) Inc.	PDR Monthly Prescribing Guide : concise prescribing information for over ... products.	CSN0144910
Thomson Reuters (Healthcare) Inc.	PDR Monthly Prescribing Guide : concise prescribing information for over ... products.	CSN0144910
Thomson Reuters (Healthcare) Inc.	PDR monthly prescribing guide, Oncology.	CSN0144911
Thomson Reuters (Healthcare) Inc.	PDR Nurse’s Drug Handbook : the information standard for prescription drugs and nursing considerations / George R. Spratto, Adrienne L. Woods.	CSN0135693
Thomson Reuters (Healthcare) Inc.	Physicians’ Desk Reference for Nonprescription Drugs and Dietary Supplements.	CSN0138558
Thomson Reuters (Healthcare) Inc.	Physicians’ Desk Reference for Nonprescription Drugs and Dietary Supplements.	CSN0138558
Thomson Reuters (Healthcare) Inc.	Red Book : Pharmacy’s Fundamental Reference.	CSN0145067
Thomson Reuters (Healthcare) Inc.	Red Book : Pharmacy’s Fundamental Reference.	CSN0145067
Thomson Reuters (Healthcare) Inc.	Red Book update : [pricing, merchandising, deals, drug topics] / Margot Theis Raven, merchandising editor... [et al.].	CSN0066206
Thomson Reuters (Healthcare) Inc.	Red Book update : [pricing, merchandising, deals, drug topics] / Margot Theis Raven, merchandising editor... [et al.].	CSN0066206
Thomson Reuters (Healthcare) Inc.	Red Book update : [pricing. merchandising, deals, drug topics] / Margot Theis Raven, merchandising editor ... [et al.].	CSN0066206
Thomson Reuters (Healthcare) Inc.	Red Book update : [pricing, merchandising, deals, drug topics] / Margot Theis Raven, merchandising editor... [et al.].	CSN0066206
Thomson Reuters (Healthcare) Inc.	Red Book update : [pricing, merchandising, deals, drug topics] / Margot Theis Raven, merchandising editor... [et al.].	CSN0066206
Thomson Reuters (Healthcare) Inc.	Toxicall system : computer program /DCR 1995. TXu 702-889 (1995)	V3524D036
Thomson Reuters (Healthcare) Inc.	Management of chronic HCV : health economic considerations for managed care.	TX0005562851
Thomson Reuters (Healthcare) Inc.	New hepatitis C virus therapeutic landscape : implications for patient management : symposium.	TX0005704352

Owner	Title	Copyright Number
Thomson Reuters (Healthcare) Inc.	HBSI explore standard & 4 other titles.	V3544D166
Thomson Reuters (Healthcare) Inc.	HBSI explore standard transaction code database & 1 other title.	V3522D307
Thomson Reuters (Healthcare) Inc.	HBSI explore standard transaction code database & 1 other title.	V3474D954
Thomson Reuters (Healthcare) Inc.	HBSI explore standard transaction code (STC database & 1 other title.	V3522D545
Thomson Reuters (Healthcare) Inc.	Source code for the physician planner & 2 other titles.	V3542D366

Owner	Title	Copyright Number
Thomson Reuters (Healthcare) Inc.	Advanced JavaScript programming.	TX0004742552
Thomson Reuters (Healthcare) Inc.	AutocCAD 2002 & 18 other titles.	V3493D454
Thomson Reuters (Healthcare) Inc.	AutocCAD 2002 & 18 other titles.	V3493D455
Thomson Reuters (Healthcare) Inc.	AutocCAD 2002 & 18 other titles.	V3493D456
Thomson Reuters (Healthcare) Inc.	AutocCAD 2002 & 18 other titles.	V3493D457
Thomson Reuters (Healthcare) Inc.	AutocCAD 2002 & 18 other titles. (Part 005 of 005)	V3493D458
Thomson Reuters (Healthcare) Inc.	Microstation fundamentals : exercise workbook.	TX0004976996
Thomson Reuters (Healthcare) Inc.	MicroStation/J for architecture and facilities : exercise workbook.	TX0005195754
Thomson Reuters (Healthcare) Inc.	MicroStation/J for civil engineering : exercise workbook.	TX0005195756
Thomson Reuters (Healthcare) Inc.	MicroStation/J for civil engineering : exercise workbook.	TX0005031906
Thomson Reuters (Healthcare) Inc.	MicroStation/J for multiple disciplines : exercise workbook.	TX0005195757
Thomson Reuters (Healthcare) Inc.	MicroStation/J fundamentals : reference manual.	TX0005195755
Thomson Reuters (Healthcare) Inc.	MicroStation/J fundamentals : reference manual.	TX0005031907
Thomson Reuters (Healthcare) Inc.	Chemlab reporter / by ProSoft Development.	TXu000481007
Thomson Reuters (Healthcare) Inc.	ProSoft summer/fall 1996 course catalogue.	TX0004344963
Thomson Reuters (Healthcare) Inc.	Advanced HTML authoring.	TX0004791490

Owner	Title	Copyright Number
Thomson Reuters (Healthcare) Inc.	Basic Internet business skills : 1BIBS.	TX0004743938
Thomson Reuters (Healthcare) Inc.	Internet/intranet publishing using Microsoft FrontPage 97 : bk. 1-2.	TX0004744948
Thomson Reuters (Healthcare) Inc.	Pro-trader.	TX0001646541
Thomson Reuters (Healthcare) Inc.	Law Office Administrator.	TXu001194498
Thomson Reuters (Healthcare) Inc.	MicroStation V8 for civil engineering : exercise workbook.	TX0005897938
Thomson Reuters (Healthcare) Inc.	MicroStation V8 for multiple disciplines : exercise workbook.	TX0005897939
Thomson Reuters (Healthcare) Inc.	MicroStation V8 fundamentals : exercise workbook.	TX0005897935
Thomson Reuters (Healthcare) Inc.	MicroStation V8 fundamentals: reference manual.	TX0005898019
Thomson Reuters (Healthcare) Inc.	NetSPEX designer: CAD standards management for the enterprise.	TX0006249780
Thomson Reuters (Healthcare) Inc.	IBM Profit complex planning function, version 1.0.42.	TX0005985163
Thomson Reuters (Healthcare) Inc.	IBM profit core planning function, version 2.0.14.	TX0005985176
Thomson Reuters (Healthcare) Inc.	IBM profit customer commit function.	TX0005993843
Thomson Reuters (Healthcare) Inc.	420/site designer examination-PROMETRIC : 1D0-420-P03-P-June 2001.	TX0005446559
Thomson Reuters (Healthcare) Inc.	420/site designer examination-VUE 1D0-420 P03-V-June 2001.	TX0005446560
Thomson Reuters (Healthcare) Inc.	Advanced internet system management.	TX0005596706
Thomson Reuters (Healthcare) Inc.	CIW Application Developer exam : 1D0-430-P01.	TX0005542176
Thomson Reuters (Healthcare) Inc.	CIW certified Internet webmaster : version 107.	TX0005787649
Thomson Reuters (Healthcare) Inc.	CIW Database Specialist exam : 1D0-410-P01.	TX0005542181
Thomson Reuters (Healthcare) Inc.	CIW E-Commerce Designer exam : 1D0-425-P05.	TX0005542178
Thomson Reuters (Healthcare) Inc.	CIW Enterprise Specialist exam : 1D0-442-P01.	TX0005542179
Thomson Reuters (Healthcare) Inc.	CIW Foundations exam : 1D0-410-P05.	TX0005542177
Thomson Reuters (Healthcare) Inc.	CIW foundations exam 410-PO3 : version 3.	TX0005610484
Thomson Reuters (Healthcare) Inc.	CIW foundations exam 410-PO4 : version 4.	TX0005610485
Thomson Reuters (Healthcare) Inc.	CIW I-Accelerate exam : 1D0-475-P02.	TX0005542184

Owner	Title	Copyright Number
Thomson Reuters (Healthcare) Inc.	CIW Internetworking Professional exam : 1D0-460-P02.	TX0005542175
Thomson Reuters (Healthcare) Inc.	CIW JavaScript fundamentals exam : 1D0-435-P01.	TX0005542180
Thomson Reuters (Healthcare) Inc.	CIW Perl Fundamentals exam : 1D0-437-P02.	TX0005542185
Thomson Reuters (Healthcare) Inc.	CIW Security Professional exam : 1D0-470-P02.	TX0005542183
Thomson Reuters (Healthcare) Inc.	CIW Server Administrator exam : 1D0-450-P03.	TX0005542182
Thomson Reuters (Healthcare) Inc.	CIW site designer exam : 1D0-420-P04.	TX0005542174
Thomson Reuters (Healthcare) Inc.	E-commerce strategies and practices : vol. 1-2.	TX0005596704
Thomson Reuters (Healthcare) Inc.	Enterprise JavaBeans : version 1.17 : official Certified Internet Webmaster curriculum.	TX0005596688
Thomson Reuters (Healthcare) Inc.	Fundamentals of CGI using Perl.	TX0005596711
Thomson Reuters (Healthcare) Inc.	Internetworking fundamentals.	TX0005596707
Thomson Reuters (Healthcare) Inc.	JavaScript fundamentals.	TX0005596705
Thomson Reuters (Healthcare) Inc.	Object-oriented analysis and design.	TX0005596708
Thomson Reuters (Healthcare) Inc.	Sun certified Java programmer : exam preparation guide.	TX0005596709
Thomson Reuters (Healthcare) Inc.	Web page authoring fundamentals.	TX0005596710
Thomson Reuters (Healthcare) Inc.	JavaScript fundamentals : bks. 1 & 2.	TX0005048002
Thomson Reuters (Healthcare) Inc.	Security auditing, attacks, and threat analysis.	TX0004966328
Thomson Reuters (Healthcare) Inc.	Visual Java for visualage : bk. 1 -2 / developer, Paul Strack : editor, Jill McKenna.	TX0004971093
Thomson Reuters (Healthcare) Inc.	Windows NT network security.	TX0004966327
Thomson Reuters (Healthcare) Inc.	Advanced TCP/IP concents and practices : version 5.07 : official Certified Internet Webmaster curriculum.	TX0005596701
Thomson Reuters (Healthcare) Inc.	Building database client applications using JDBC 2.0 : version 1.17: official Certified Internet Webmaster curriculum.	TX0005596689
Thomson Reuters (Healthcare) Inc.	Database design methodology : version 1.17 : official Certified Internet Webmaster curriculum.	TX0005596695
Thomson Reuters (Healthcare) Inc.	Design methodology and technology : version 5.27 : vol. 1- 3 : official Certified Internet Webmaster curriculum.	TX0005596696

Owner	Title	Copyright Number
Thomson Reuters (Healthcare) Inc.	Distributed object computing using Java and CORBA : version 1.17 : official Certified Internet Webmaster curriculum.	TX0005596700
Thomson Reuters (Healthcare) Inc.	Dynamic server pages : version 1.17 : vol. 1-2 : official Certified Internet Webmaster curriculum.	TX0005596693
Thomson Reuters (Healthcare) Inc.	Internet fundamentals : version 4.17 : official Certified Internet Webmaster curriculum.	TX0005596694
Thomson Reuters (Healthcare) Inc.	Internet system management: version 4.07 : official Certified Internet Webmaster curriculum.	TX0005596703
Thomson Reuters (Healthcare) Inc.	Java programming fundamentals : version 5.07 : official Certified Internet Webmaster curriculum.	TX0005596698
Thomson Reuters (Healthcare) Inc.	Network security and firewalls : version 5.07 : official Certified Internet Webmaster curriculum.	TX0005596699
Thomson Reuters (Healthcare) Inc.	Networking fundamentals : version 5.17 : official Certified Internet Webmaster curriculum.	TX0005596702
Thomson Reuters (Healthcare) Inc.	Operating system security : version 2.07 : official Certified Internet Webmaster curriculum.	TX0005596691
Thomson Reuters (Healthcare) Inc.	Perl fundamentals : version 1.17 : official Certified Internet Webmaster curriculum.	TX0005596697
Thomson Reuters (Healthcare) Inc.	Security auditing, attacks, and threat analysis : version 5.07 : official Certified Internet Webmaster curriculum.	TX0005596692
Thomson Reuters (Healthcare) Inc.	TCP/IP Internetworking : version 4.07 : official Certified Internet Webmaster curriculum.	TX0005596690
Thomson Reuters (Healthcare) Inc.	Advanced Internet system management.	TX0005032684
Thomson Reuters (Healthcare) Inc.	Advanced TCP/IP concepts and practices : bk. 1-2.	TX0005036951
Thomson Reuters (Healthcare) Inc.	Application developer : Prosoft exam 330.	TX0005199911
Thomson Reuters (Healthcare) Inc.	Basic Internet business fundamentals.	TX0005032683
Thomson Reuters (Healthcare) Inc.	E-Commerce concepts and practices.	TX0005032687
Thomson Reuters (Healthcare) Inc.	Enterprise development using CORBA and Java.	TX0005032685
Thomson Reuters (Healthcare) Inc.	Enterprise development with JFC swing / developer, Nazmul Bin Idris.	TX0004957085
Thomson Reuters (Healthcare) Inc.	Internet system management.	TX0005032686
Thomson Reuters (Healthcare) Inc.	Internetworking professional : Prosoft exam 360.	TX0005199910
Thomson Reuters (Healthcare) Inc.	Linux certified administrator : Prosoft exam 601.	TX0005199913

Owner	Title	Copyright Number
Thomson Reuters (Healthcare) Inc.	Network security and firewalls / developers. Tim Crothers and James Stanger.	TX0004957084
Thomson Reuters (Healthcare) Inc.	Networking fundamentals : bk. 1-2	TX0004916295
Thomson Reuters (Healthcare) Inc.	Prosoft exam 310 : foundations.	TX00051363S6
Thomson Reuters (Healthcare) Inc.	Prosoft exam 320 : site designer.	TX0005136384
Thomson Reuters (Healthcare) Inc.	Prosoft exam 340 : enterprise developer.	TX0005136387
Thomson Reuters (Healthcare) Inc.	Prosoft exam 380 : e-commerce professional.	TX0005136385
Thomson Reuters (Healthcare) Inc.	Security professional : Prosoft exam 370.	TX0005199912
Thomson Reuters (Healthcare) Inc.	Server administrator : Prosoft exam 350.	TX0005199909
Thomson Reuters (Healthcare) Inc.	SNMP network management : bk. 1-2.	TX0005021719
Thomson Reuters (Healthcare) Inc.	TCP/IP Internetworking.	TX0004916296
Thomson Reuters (Healthcare) Inc.	UNIX and TCP/IP network security. / developer: Sharon Kalwani.	TX0004957078
Thomson Reuters (Healthcare) Inc.	UNIX fundamentals / developer, Jerry Teitelbaum ; editor, Jill McKenna.	TX0004916300
Thomson Reuters (Healthcare) Inc.	UNIX system & network administration : bk. 1-2.	TX0005021718
Thomson Reuters (Healthcare) Inc.	Visual Java for Visual Cafe : book 1-2	TX0004916294
Thomson Reuters (Healthcare) Inc.	Syncronize backup.	TX0006371434
Thomson Reuters (Healthcare) Inc.	Is paperwork overwhelming your practice?	TX0003554305
Thomson Reuters (Healthcare) Inc.	Is paperwork overwhelming your practice? TX 3-554-305.	V3593D922

SCHEDULE 7

Material Government Contracts

Before the consummation of the Merger:

None.

After the consummation of the Merger:

1.	Agency for Healthcare Research and Quality: Contract No. HHSA290200600009C, dated as of September 26, 2006, between Agency for Healthcare Research and Quality and The MEDSTAT Group.

Annex 1 to

Guarantee and Collateral Agreement

ASSUMPTION AGREEMENT, dated as of [    ], made by                                                           (the “Additional Grantor”), in favor of JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Secured Parties”) in connection with the Guarantee and Collateral Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Guarantee and Collateral Agreement.

W I T N E S S E T H:

WHEREAS, VCPH Holding Corp., (“Holdings”). Wolverine Healthcare Analytics, Inc., (as further defined in the Credit Agreement, the “Borrower”), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of June 6, 2012 (as amended, replaced, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”);

WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Guarantee and Collateral Agreement, dated as of June 6, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Guarantee and Collateral Agreement”) in favor of the Administrative Agent for the ratable benefit of the Secured Parties;

WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Guarantee and Collateral Agreement; and

WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Guarantee and Collateral Agreement;

NOW, THEREFORE, IT IS AGREED:

1. Guarantee and Collateral Agreement. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 8.14 of the Guarantee and Collateral Agreement, hereby becomes a party to the Guarantee and Collateral Agreement as a Grantor and a Guarantor thereunder with the same force and effect as if originally named therein as a Grantor and a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor and a Guarantor thereunder and hereby grants to the Administrative Agent, for the benefit of the Secured Parties, as collateral security for the payment when due of the Obligations of the Additional Grantor, a security interest in the Collateral. The information set forth in Annex 1-A hereto is hereby added to the information set forth in the Schedules to the Guarantee and Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 4 of the Guarantee and Collateral Agreement as they relate to the Additional Grantor and the Collateral owned by it is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

1

2. Governing Law. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL GRANTOR]

By:
Name:
Title:

2

Annex 1-A to

Assumption Agreement

Supplement to Schedule 1

Supplement to Schedule 2

Supplement to Schedule 3

Supplement to Schedule 4

Supplement to Schedule 5

Supplement to Schedule 6

Supplement to Schedule 7

Annex 2

GRANT OF

SECURITY INTEREST IN [TRADEMARK/PATENT/COPYRIGHT] RIGHTS

This GRANT OF SECURITY INTEREST IN [TRADEMARK/ PATENT/ COPYRIGHT] RIGHTS (“Agreement”), effective as of                      , 2012 is made by [Grantor], a [state] [form of entity], located at [address] (the “Grantor”), in favor of JPMorgan Chase Bank, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) for the banks and other financial institutions or entities (the “Lenders”) from time to time parties to the Credit Agreement, dated as of June 6, 2012 (as amended, restated, replaced, supplemented or otherwise modified from time to time, the “Credit Agreement”), among VCPH Holding Corp., (“Holdings”), Wolverine Healthcare Analytics, Inc. (as further defined in the Credit Agreement, the “Borrower”), the Lenders and the Administrative Agent.

W I T N E S S E T H:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein; and

WHEREAS, in connection with the Credit Agreement, the Grantors have executed and delivered the Guarantee and Collateral Agreement, dated as of June 6, 2012, in favor of the Administrative Agent (together with all amendments and modifications, if any, from time to time thereafter made thereto, the “Security Agreement”);

WHEREAS, pursuant to the Security Agreement, the Grantor pledged and granted to the Administrative Agent for the benefit of the Secured Parties a continuing security interest in all of Grantor’s right, title and interest in and to intellectual property owned by such Grantor, including the Trademarks/Patents/Copyrights set forth on Schedule A hereto; and

WHEREAS, the Grantor has duly authorized the execution, delivery and performance of this Agreement;

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, and in order to induce the Lenders to make extensions of credit to the Borrower pursuant to the Credit Agreement, the Grantor agrees, for the benefit of the Agent and the Secured Parties, as follows:

SECTION 1. Definitions. Unless otherwise defined herein or the context otherwise requires, terms used in this Agreement, including its preamble and recitals, have the meanings provided or provided by reference in the Credit Agreement and the Security Agreement.

SECTION 2. Grant of Security Interest. The Grantor hereby pledges and grants a continuing security interest in, and a right of setoff against, and agrees to assign, transfer and convey, upon demand made upon the occurrence and during the continuance of an Event of Default without requiring further action by either party and to be effective upon such demand, all of the Grantor’s right, title and interest in, to and under the Trademarks/Patents/Copyrights set forth on Schedule A hereto (collectively, the “Collateral”), to the Administrative Agent for the benefit of the Administrative Agent and the Secured Parties to secure payment, performance and observance of the Obligations.

SECTION 3. Purpose. This Agreement has been executed and delivered by the Grantor for the purpose of recording the grant of security interest herein with the [United States / other jurisdiction] [Patent and Trademark][Copyright] Office. The security interest granted hereby has been granted to the Secured Parties in connection with the Security Agreement and is expressly subject to the terms and conditions thereof. The Security Agreement (and all rights and remedies of the Secured Parties thereunder) shall remain in full force and effect in accordance with its terms.

SECTION 4. Acknowledgment. Grantor does hereby further acknowledge and affirm that the rights and remedies of the Secured Parties with respect to the security interest in the Collateral granted hereby are more fully set forth in the Credit Agreement and the Security Agreement, the terms and provisions of which (including the remedies provided for therein) are incorporated by reference herein as if fully set forth herein. In the event of any conflict between the terms of this Agreement and the terms of the Security Agreement, the terms of the Security Agreement shall govern.

SECTION 5. Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together constitute one and the same original.

(Remainder of the page intentionally left blank)

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the day and year first above written.

[GRANTOR]

By:
Name:
Title:
Date:

JPMORGAN CHASE BANK, N.A., as Administrative Agent for the Secured Parties

By:
Name:
Title:
Date:

Schedule A

U.S. [Patent/Trademark/Copyright] Registrations and Applications and Exclusive Inbound Licenses of Same